AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 3, 2006, and as amended on
March 28, 2007
REGISTRATION NO. 333-138424
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pre-effective Amendment No. 1
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Organization)	[ 6779 ] (Primary Standard Industrial Classification Code Number)	[ ] [ ] (I.R.S. Employer Identification Number)

c/o GreenHaven Commodity Services 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 239-7938 (Address and telephone number of registrant’s principal executive offices)	c/o GreenHaven Commodity Services 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 239-7938 (Name, address and telephone number of agent for service)
Copies to:
Michael G. Tannenbaum, Esq.
James Rieger, Esq.
Tannenbaum Helpern Syracuse & Hirschtritt LLP
900 Third Avenue
New York, New York 10022
(212) 508-6700
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate Offering	Amount of
Title of Securities to be Registered	Price*	Registration Fee**
Common Units of Beneficial Interest	$120,000,000	$12,840

*	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold during the initial offering period at a price of $30.00 per Share.

**	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. 4,000,000 Shares were registered and the registration fee of $12,840 was paid on November 3, 2006
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED ____________, 2007
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
4,000,000 Common Units of Beneficial Interest
     GREENHAVEN Continuous Commodity Index Fund, or the Fund, is organized as a Delaware statutory trust, that issues units that may be purchased or sold on the American Stock Exchange. Shares may be purchased from the Fund only in one or more blocks of 50,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets from certain authorized participants, or Authorized Participants, at $30.00 per Share ($1.5 million per Basket) during an initial offering period ending [___], 2007, unless (i) the subscription minimum is reached before that date and Greenhaven Commodity Services LLC, the Fund’s Managing Owner, determines to end the initial offering period early or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days. After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of [___] Shares as of the closing time of the American Stock Exchange, or AMEX, or the last to close of the exchanges on which the Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.
     The Fund will invest the proceeds of its offering of Shares in Greenhaven Continuous Commodity Index Master Fund, or the Master Fund. The Master Fund is organized as a Delaware statutory trust. The Master Fund will actively invest in exchange-traded futures on the commodities comprising the Continuous Commodity Total Return Index (CCI-TR), or the Index, with a view to tracking the performance of the Index over time. The sponsor of the Fund is the Managing Owner which has an exclusive license with Reuters America, LLC which developed, owns and operates the Index. The Index is a trademark of Reuters America, LLC.
     The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.
     Some of the risks of investing in the Fund include:
•	Investing in futures contracts is highly speculative which could result in large fluctuations in the price of the Fund’s Shares.

•	The Fund and the Managing Owner may have conflicts of interest, which may permit them to favor their own interests to your detriment.

•	You could lose all or substantially all of your investment.
     Investing in the Fund involves other significant risks. See “The Shares are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE ___OF THIS PROSPECTUS.

	Minimum Number of Units to be Sold	Maximum Number of	Price to the Public	Upfront Selling	Proceeds to the
Offering Period	during the Initial Offering Period*	Units to be Offered	Per Unit**	Commissions***	Trust****
Initial
Continuous	n/a	n/a	net asset value	n/a	n/a

*	If the minimum number of Shares to be sold during the initial offering period is not reached or this offering is terminated by the Managing Owner prior to the end of the initial offering period, the subscription proceeds will be returned, with interest, to each Authorized Participant as promptly as practicable (but in no event more than seven (7) business days) after the end of the initial offering period or such earlier date of termination. No fees or other amounts will be deducted from the amounts returned to Authorized Participants. Authorized Participants who are affiliates of the Managing Owner and the Trustee may subscribe for Shares during the initial offering period and any such Shares will be counted to determine whether the Fund has reached its subscription minimum.

**	Authorized Participants may subscribe for and agree to purchase Shares from the Fund in Baskets during the initial offering period at a price of $30.00 per Share or $1,500,000 per Basket. After the initial offering period, Shares may be purchased from the Fund by Authorized Participants in Baskets at the net asset value of [___] Shares as of the closing time of the AMEX or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Investors who acquire Shares from Authorized Participants may pay a price that is higher than net asset value per Share in respect of the continuous offering period depending upon, among other factors, the trading price of the Shares on the AMEX and the supply of and demand for Shares at the time of acquisition, but is not expected to exceed the trading price of the Shares on the AMEX.

***	An upfront offering selling commission will be charged during the initial offering period only. During the continuous offering period investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

****	To be held in escrow at The Bank of New York, N.A. during the initial offering period until the subscription minimum is subscribed for and the Managing Owner determines to end the initial offering period early, the initial offering period expires or the offering is terminated by the Managing Owner prior to the end of the initial offering period. If the subscription minimum is reached and the Managing Owner determines to end the initial offering period or the initial offering period expires, such proceeds will be turned over to the Fund for investment in the Master Fund.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
The date of this Prospectus is _____ __, 2007

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 10 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.
     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 1 THROUGH 9.
     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.
     NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.
     THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

     THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

REGULATORY NOTICES
     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.
     THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS AND BASKET CREATION AND REDEMPTION BOOKS AND RECORDS WILL BE MAINTAINED AT THE OFFICES OF GREENHAVEN COMMODITY SERVICES; TELEPHONE NUMBER (404) 239-7938; ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY GREENHAVEN COMMODITY SERVICES, TELEPHONE NUMBER (404) 239-7938. ALL OTHER BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE MASTER FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O GREENHAVEN COMMODITY SERVICES LLC, 3340 PEACHTREE ROAD, SUITE 1900, ATLANTA, GEORGIA 30326; TELEPHONE NUMBER (404) 239-7938. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.
     THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER GREENHAVEN CONTINUOUS COMMODITY INDEX FUND NOR GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”
     AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

v

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

SUMMARY
     This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning [___], 2007.

The Fund; The Master Fund	The Greenhaven Continuous Commodity Index Fund, or the Fund, was formed as a Delaware statutory trust on October 27, 2006. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

The Greenhaven Continuous Commodity Index Tracking Master Fund, or the Master Fund, was formed as a Delaware statutory trust on October 27, 2006. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).

The principal offices of the Fund and the Master Fund are located at c/o Greenhaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.

The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

AMEX Listing	Application has been made for the Shares of the Fund to be listed on the AMEX under the symbol “GCC.” Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

The Fund’s CUSIP number is ___.

1

Purchases and Sales in the Secondary Market, on the AMEX	The Shares of the Fund will trade on the AMEX like any other equity security. The Shares are intended to provide investment results that generally correspond to the performance of the Index.

Baskets of Shares may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants will then sell such Shares, which will be listed on the AMEX, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the AMEX and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the AMEX at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the AMEX, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors will be able to use the indicative intra-day value of the Fund to determine if they want to purchase on the secondary market via the AMEX.

The indicative intra-day value of the Fund will be provided by Reuters every fifteen (15) seconds throughout each trading day and disseminated on the Managing Owner’s website, www.___.com and on the AMEX’s website ___. The Managing Owner will publish the net asset value of the Fund and the net asset value per Share daily.

Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Index	Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Total Return Index (CCI-TR or Index) which represents a total return version of the ninth revision (as of 1995) of the original Commodity Research Bureau (CRB) Index. The base year of the Continuous Commodity Index (CCI) is 1967 with a starting value of 100. The base year for the CCI-TR is 1982, with a starting value of 100. The Index was originally calculated to produce a ratio of the current price to the base year average price, which is 1967.

2

The CCI-TR takes into account the economics of rolling listed commodity futures forward to avoid delivery and maintain exposure in liquid contracts.

The Index is notionally composed of commodity futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the CCI-TR, is commonly known as a “rolling index” because it replaces futures contracts as they approach maturity by notionally selling and purchasing off-setting contracts to avoid delivery and maintain exposure in liquid contracts.

The CCI-TR is calculated to offer investors a representation of the investable returns that an investor should expect to receive by attempting to replicate the CCI index by buying the respective commodity futures and collateralizing their investment with United States Government securities, (i.e., 90 day T-Bills).

Calculating Total Return: The CCI-TR is calculated daily by Reuters America LLC. The calculation of this index is comprised of the daily changes in the CCI spot index, the roll yield that is implied by rolling selected commodity futures contracts forward to the next defined commodity contract on specific dates, (Roll Dates) and the 90 day T-Bill yield for a single day.

Roll Dates. In order to maintain a fair representation of the liquid commodity contracts and avoid the delivery of exchange deliverable contracts included in the index, the CCI-TR rolls all near month contracts in the index forward on the second Friday of January, February, April, June, August and November.

The Index of 17 commodity futures prices offers investors a broad measure of overall commodity price trends because of the diverse nature of the 17 commodities of which it is comprised and because it incorporates an average of prices across time within each commodity. The current commodities that comprise the Index are: Corn, Wheat, Soybeans, Live Cattle, Lean Hogs, Gold, Silver, Copper, Cocoa, Coffee, Sugar #11, Cotton, Orange Juice, Platinum, Crude Oil, Heating Oil and Natural Gas.

The Index is weighted evenly among the 17 constituent commodities, which is intended to reduce the impact a single contract month or a single commodity may have on the Index.

3

Values of the underlying Index are computed by Bridge Information Systems, Inc., and disseminated by the New York Futures Exchange every fifteen (15) seconds during the trading day. Only settlement and last-sale prices are used in the Index’s calculation, bids and offers are not recognized – including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Index value is based on the settlement prices of the component commodities, and explains why the underlying Index often closes at or near the high or low for the day.

Investment Objective	The investment objective of the Fund, through its investment in the Master Fund, is to reflect the performance of the Index, over time, less the expenses of the Fund and the Master Fund’s overall operations.

The Master Fund will pursue its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities, and investing in United States Treasury securities.

The Master Fund will hold a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

There can be no assurance that the Master Fund, or indirectly the Fund, will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

4

Investment Risks	AN INVESTMENT IN SHARES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:
•	You could lose a substantial portion or all of your investment.

•	Commodity trading is highly speculative and the Index, on which the Master Fund’s trading will be based, is likely to be volatile and could suffer from periods of prolonged decline in value.

•	The Fund, the Master Fund and the Managing Owner have no operating history.

•	The Fund, Master Fund and the Managing Owner are subject to numerous conflicts of interest, including those arising from the fact that the Managing Owner may also serve as the managing owner and commodity pool operator for other commodity pools and investment funds, and may sponsor others.

•	The Fund and the Master Fund are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. To break-even in one year on Shares purchased during the initial offering period, the Fund must generate, on an annual basis, profits in excess of [___]%. To break even in one year on Shares purchased during the continuous offering period, the Fund must not generate, on an annual basis, losses in excess of [___]%.

•	Past performance of the Index is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Master Fund takes place in very volatile markets.

•	CFTC and commodity exchange rules impose speculative position limits on market participants trading in certain commodities included in the Index. If position limits are applied to the Master Fund, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the AMEX, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

•	Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

See “THE RISKS YOU FACE” beginning on page 1 for additional risks you should consider.

5

The Trustee	CSC Trust Company of Delaware, or the Trustee, is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

The Managing Owner	Greenhaven Commodity Services LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on October 18, 2006. Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner is required to comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.

The Commodity Broker	A variety of executing brokers will execute futures transactions on behalf of the Master Fund. Such executing brokers will give- up all such transactions to [___], a corporation, which will serve as the Master Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the Master Fund’s futures transactions and will perform certain administrative services for the Master Fund. The Commodity Broker is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

6

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $[___] per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed [___]% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater.

The Administrator	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York, N.A. will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York will serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at One Wall Street, New York, New York 10286. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a participant agreement may be obtained from the Administrator by calling the following number: (___) ___-___. A copy of the Administration Agreement is available for inspection at the Fund’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least ninety (90) days’ prior written notice by either party to the

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other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid by the Fund and the Master Fund.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[___] per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund or the Master Fund.

The Managing Owner and the Administrator, expect to retain the services of one or more additional service providers to assist the Fund and/or the Master Fund with certain tax reporting requirements of the Fund and its Shareholders.

The Distributor	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributor, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor will retain all marketing materials and Basket creation and redemption books and records at c/o [___]; Telephone number (___) ___-___. Investors may contact the Distributor toll-free in the U.S. at (___) ___-___. The Fund has entered into a Distribution Services Agreement with the Distributor.

The Fund and the Master Fund will pay the Distributor approximately $[___] per annum, plus any fees or disbursements incurred by the Distributor in connection with

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the performance by the Distributor of its duties on behalf of the Fund and the Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers.

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into a participant agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

Creation and Redemption of Shares	The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 50,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee of $500 to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund. See “Creation and Redemption of Shares” for more details.

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The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units are uncertificated and held by the Fund in book-entry form.

Initial Offering Period	The Fund will accept subscriptions for Shares in Baskets from Authorized Participants at $30.00 per Share ($1.5 million per Basket) during an initial offering period ending ___, 2007, unless (i) the subscription minimum is reached before that date and the Managing Owner determines to end the initial offering period early, or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days.

It is not anticipated that the Authorized Participants will break-up the Baskets and sell the underlying shares to the public prior to the completion of the Initial Offering Period. In the event that the Subscription Minimum is reached resulting in the early termination of the Initial Offering Period, then the funds held in escrow will be released for investment in the Master Fund.

Subscription Minimum	The minimum number of Shares that must be subscribed for by Authorized Participants prior to the commencement of trading is [200,000], or the Subscription Minimum.

Affiliates of the Managing Owner or the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the Subscription Minimum has been reached.

If the Managing Owner determines to terminate the offering of Shares prior to the expiration of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven (7) business days) after the date of such termination.

Escrow of Funds	Subscription funds received during the initial offering period will be deposited in an escrow account at The Bank of New York, N.A., and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant’s escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected or the offering of Shares is terminated prior to the end of the initial offering period, in which case the interest attributable to such subscription amount will be paid to such Authorized Participant upon the return of the subscription amount. No fees or other amounts will be deducted from an Authorized Participant’s subscription, which will be returned to such Authorized Participant as promptly as practicable (but in

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no event more than seven (7) business days) after such rejection.

Continuous Offering Period	After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon (12:00 pm), New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of [___] Shares as of the closing time of the AMEX or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of [___] Master Fund Units as of the closing time of the AMEX or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Net Asset Value	Net asset value, or Net Asset Value, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net Asset Value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units and the Master Fund has assumed all liabilities of the Fund, the net asset value per Share and the net asset value per Master Fund Unit will be equal. See “Certain Material Terms of the Trust Declaration—Net Asset Value” for more details.

Segregated Accounts/Interest Income	The proceeds of the offering will be deposited in cash in a segregated account in the name of the Master Fund at the Commodity Broker (or other eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Master Fund will be credited with one hundred percent (100%) of the interest earned on its average net assets on deposit with the Commodity Broker or

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such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest the Master Fund’s non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be [___]% per annum, based upon the current yield on the three (3) month U.S. Treasury bill. This interest income will be used to pay or offset the expenses of the Fund and the Master Fund. See “Fees and Expenses” for more details.

Fees and Expenses	Upfront Selling Commission. The Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets during the initial offering period an upfront selling commission in an amount equal to [___]% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants during the initial offering period to compensate such Authorized Participants for their selling efforts in respect of the Shares during the initial offering period. During the continuous offering period, no such rebate will occur, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

Management Fee. The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [___]% per annum of the net asset value of the Master Fund. No separate management fee will be paid by the Fund.

Organization and Offering Expenses. Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in seventy-two (72) monthly payments during each of the first seventy-two (72) months after the commencement of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in seventy-two (72) monthly payments during each of the seventy-two (72) months

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following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed [___]% per annum of the net asset value of the Master Fund. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $1 million.

Brokerage Commissions and Fees. The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $[___] per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed [___]% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater.

Routine Operational Administrative and Other Ordinary Expenses. The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed [___]% of the net asset value of the Master Fund in any year, although the actual amounts of the routine operational, administrative and other ordinary expenses may be greater.

Extraordinary Fees and Expenses. The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid first out of Interest Income. The Management Fee and the organizational, offering and ordinary ongoing expenses of the Fund and the Master Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant

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portion of the fees and expenses of the Fund and the Master Fund.

Distributions	The Master Fund will make distributions at the discretion of the Managing Owner. Because the Managing Owner does not presently intend to make ongoing distributions (but may do so from time-to-time in its sole discretion), your income tax liability for your pro rata share of the Fund’s income and gain on the Master Fund Units held will, in all likelihood, exceed any distributions you receive.

Limitation of Liabilities	You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Fiscal Year	The Fund’s fiscal year ends on December 31 of each year.

Financial Information	The Fund and the Master Fund have only recently been organized and have no financial history.

U.S. Federal Income Tax Considerations	Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund and the Master Fund will each be classified as partnerships for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s Shares will be required to take into account its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Amounts	The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve (12) months of investment is either (i) [___]% per annum of the net asset value in respect of Shares purchased during the initial offering period or (ii) [___]% per annum of the net asset value in respect of Shares purchased during the continuous offering period plus the amount of any commissions charged by the investor’s broker. Interest income is expected to be approximately [___]% per annum, based upon the current yield on the three month U.S. Treasury bill. Consequently, the Fund is expected to break-even in twelve (12) months provided that it (i) generates profits of at least [___]% per annum in respect of Shares purchased during the initial offering period or (ii) does not lose more than [___]% per annum in respect of Shares purchased during the

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continuous offering period plus the amount of any commissions charged by the investor’s broker. The brokerage commission rates an investor may pay to the investor’s broker in connection with a purchase of Shares during the continuous offering period will vary from investor to investor.

Reports to Shareholders	The Managing Owner will furnish the Shareholders with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. Shareholders also will be provided with appropriate information to permit them to file their United States federal and state income tax returns on a timely basis.

Cautionary Note Regarding Forward-Looking Statements	This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this

Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.
THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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THE RISKS YOU FACE
     You could lose money investing in the Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.
     The Value of the Shares Relates Directly to the Value of the Commodity Futures and Other Assets Held by the Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.
     The Shares are designed to reflect, as closely as possible, the performance of the Index through the Master Fund’s portfolio of exchange-traded futures on the Index Commodities. The value of the Shares relate directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely based on many factors. Some of those factors are:
•	changing supply and demand relationships;

•	general economic activities and conditions;

•	weather and other environmental conditions;

•	acts of God;

•	agricultural, fiscal, monetary and exchange control programs and policies of governments;

•	national and international political and economic events and policies;

•	changes in rates of inflation; or

•	the general emotions and psychology of the marketplace, which at times can be volatile and unrelated to other more tangible factors.
     In addition to the factors set forth above, each commodity has risks that are inherent in the investment in such commodity.
     Metals Commodities: Price movements in futures contracts held by the Master Fund, in metals commodities such as gold, silver, platinum and copper are affected by many specific other factors. Some of these metal specific factors include, but are not limited to:
•	A change in economic conditions, such as a recession, can adversely affect the price of both industrial and precious metals. An economic downturn may have a negative impact on the usage and demand of metals which may result in a loss for the Master Fund.

•	A sudden shift in political conditions of the world’s leading metal producers may have a negative effect on the global pricing of metals.

•	An increase in the hedging of precious metals may result in the price of precious metals to decline.

•	Changes in global supply and demand for industrial and precious metals.

•	The price and quantity of imports and exports of industrial and precious metals.

•	Technological advances in the processing and mining of industrial and precious metals.
     Agricultural Commodities: Price movements in futures contracts held by the Master Fund in agricultural commodities, such as wheat, corn and soybeans, are affected by many factors. Some of these agricultural specific factors include, but are not limited to:

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•	Farmer planting decisions, general economic, market and regulatory factors all influence the price of agricultural commodities.

•	Weather conditions, including hurricanes, tornadoes, storms and droughts, may have a material adverse effect on crops, live cattle, live hogs and lumber, which may result in significant fluctuations in prices in such commodities.

•	Changes in global supply and demand for agriculture products.

•	The price and quantity of imports and exports of agricultural commodities.

•	Political conditions, including embargoes and war, in or affecting agricultural production, imports and exports.

•	Technological advances in agricultural production.

•	The price and availability of alternative agricultural commodities.
     Energy Commodities: Price movements in futures contracts held by the Master Fund in energy commodities, such as crude oil, heating oil and natural gas, are subject to risks due to frequent and often substantial fluctuations in energy commodity prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and the Managing Owner expects this volatility to continue. The markets and prices for energy commodities are affected by many factors. Some of those factors include, but are not limited to:
•	Changes in global supply and demand for oil and natural gas.

•	The price and quantity of imports and exports of oil and natural gas.

•	Political conditions, including embargoes and war, in or affecting other oil producing activities.

•	The level of global oil and natural gas exploration and production.

•	The level of global oil and natural gas inventories, production or pricing.

•	Weather conditions.

•	Technological advances effecting energy consumption.

•	The price and availability of alternative fuels.
     None of these factors can be controlled by the Managing Owner. Even if current and correct information as to substantially all factors are known or thought to be known, prices still will not always react as predicted. The profitability of the Fund and the Master Fund will depend on whether the Master Fund’s commodities portfolio increases in value over time. If the value increases, the Fund will only be profitable if such increases exceed the fees and expenses of the Fund. If these values do not increase, the Fund will not be profitable and will incur losses.
     Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.
     The net asset value per share of the Shares will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the net asset value of a Basket of Shares (i.e., Shares may trade at a premium over, or a discount to, the net asset value of a Basket of Shares) and similarly the public trading market price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to net asset value. This price difference may be due, in large part, to the fact that supply and demand forces are at work in the secondary trading market for Shares that is closely related to, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.
     Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares or can

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redeem a Redemption Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.
     You could lose your investment in the event that Reuters America LLC decides to terminate the license agreement between itself and the Managing Owner.
     Reuters America LLC entered into a License Agreement with the Managing Owner whereby the Managing Owner was granted an exclusive license in which the Managing Owner could develop certain types of products, including the Fund and the Master Fund. The license granted to the Managing Owner may be terminated under certain circumstances which could cause your investment to decline significantly in value. If the license is terminated, then the Managing Owner would seek shareholder approval to either (i) liquidate the Master Fund and the Fund or (ii) approve a different index to track for comparison purposes.
     Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.
     CFTC and commodity exchange rules impose speculative position limits on market participants, including the Master Fund, trading in certain agricultural commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts. The Managing Owner anticipates that these position limits will become more of an issue when the Master Fund reaches close to US$2 billion, at which point the Managing Owner may either prevent the issuance of additional creation units or may apply to the CFTC for relief from certain position limits.
     If the Master Fund applies and is unable to obtain such relief, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the AMEX, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.
     The Fund May Not Always Be Able Exactly to Replicate the Performance of the Index.
     It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires rebalancing of the Master Fund’s portfolio and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.
     Also, the Fund may not replicate the Index immediately following the commencement of operations, until positions in the Master Fund’s portfolio are fully established.

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     The Master Fund Is Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.
     The Master Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.
     The Exchange May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.
     Application has been made for the Shares to be listed for trading on the AMEX under the market symbol “GCC.” Trading in Shares may be halted due to market conditions or, in light of AMEX rules and procedures, for reasons that, in the view of the AMEX, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline in the equity markets. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.
     The Lack Of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.
     Although we anticipate that the Shares will be listed and traded on the AMEX, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than the price you would have received if an active market did exist.
     The Shares Are a New Securities Product and their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.
     The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.
     As the Managing Owner and its Principals have no History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.
     The Managing Owner was formed expressly to be the managing owner of the Fund and the Master Fund and has no history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of their ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.

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     You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.
     Neither the Fund or the Master Fund has commenced trading and neither has any performance history upon which to evaluate your investment in the Fund and the Master Fund. Although past performance is not necessarily indicative of future results, if the Fund and the Master Fund had a performance history, such performance history might provide you with more information on which to evaluate an investment in the Fund and the Master Fund. The past performance of the Index also is not necessarily indicative of the future performance of the Index, or of the Fund or the Master Fund. As neither the Fund nor the Master Fund has commenced trading and has no such performance history, you will have to make your decision to invest in the Fund without such information.
     Price Volatility May Possibly Cause the Total Loss of Your Investment.
     Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.
     Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.
     The Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of up to [___]% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately [___]% per annum in the aggregate and selling commissions. The Fund is expected to earn interest income at an annual rate of [___]% per annum, based upon the current yield on a three month U.S. Treasury bill. Consequently, it is expected that interest income will exceed fees (other than selling commissions), however, if interest rates fall below [___]%, the Fund will need to have positive performance in order to break-even (net of fees and expenses other than selling commissions). Assuming selling commissions of [___]%, the Fund will have to generate profits of [___]% per annum in order for an investor to break even in the first year of investment. Consequently, the expenses of the Master Fund could, over time, result in significant losses to your investment in the Shares. You may never achieve profits, significant or otherwise.
     Possible Illiquid Markets May Exacerbate Losses.
     Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Managing Owner will be able to do so.
     There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
     You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.
     The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the

5

Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of the delay. Under the Distribution Services Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.
     Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.
     Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Shares may trade unprofitably.
     Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.
     Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.
     Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.
     Currently, none of the Master Fund’s trading is expected to be conducted on commodity exchanges outside the United States. However, the Master Fund retains the right to conduct trading on commodity exchanges located outside of the United States. In that event, trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the Master Fund’s trading been limited to U.S. markets.
     Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
     The Fund and the Master Fund are subject to actual and potential conflicts of interests involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the Fund and the Master Fund. As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.
     In addition, the Fund may be subject to certain conflicts with respect to its Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from

6

other clients, and purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.
     Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
     Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Master Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Master Fund’s taxable income or even the tax liability that results from such income.
     Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.
     U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to the Fund’s Shareholders in a manner that reflects the Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.
     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ANY SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.
     Failure or Lack of Segregation of Assets May Increase Losses.
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Master Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”
     In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
     Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.
     Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

7

     The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.
     Lack of Independent Experts Representing Investors.
     The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and the Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Shares.
     Possibility of Termination of the Fund May Adversely Affect Your Portfolio.
     The Managing Owner may withdraw from the Fund upon one hundred and twenty (120) days’ notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected. In addition, owners of seventy-five percent (75%) of the Shares have the power to terminate the Trust. If it is so exercised, investors who wished to continue to invest in the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.
     Affiliates of the Managing Owner and the Trustee may Purchase Shares to Satisfy the Subscription Minimum.
     Affiliates of the Managing Owner and the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the Subscription Minimum has been reached. Any such subscriptions by such affiliated Authorized Participants will be on the same terms as subscriptions by unaffiliated Authorized Participants.
     Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.
     As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of common stock of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular dividends, although the Fund may pay dividends at the discretion of the Managing Owner).
     An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

8

     The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions that are beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.
     Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.
     While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares,resulting in expenses or damages or the termination of the Fund.
     An Absence of “Backwardation” in the Prices of Certain Commodities, or the presence of “Contango” in the Prices of Certain Commodities, May Decrease the Price of Your Shares.
     As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in November 2006 may specify a January 2007 expiration. As that contract nears expiration, it may be replaced by selling the January 2007 contract and purchasing the contract expiring in March 2007. This process is referred to as “rolling.” Historically, the prices of Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2007 contract would take place at a price that is higher than the price at which the March 2007 contract is purchased, thereby creating a gain in connection with rolling. While Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Crude Oil and Heating Oil could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.
     Conversely, Gold, Corn, Soybeans and Wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although Gold, Corn, Soybeans and Wheat have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. The persistance of contango in Gold, Corn, Soybeans and Wheat could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.
     The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.
     Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means the Managing Owner may require the assets of the Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares.

9

     The Net Asset Value Calculation of the Master Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.
     Calculating the net asset value of the Master Fund (and, in turn, the Fund) includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of the Master Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Master Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Master Fund (and, in turn, the Fund) could be under or overstated, perhaps to a significant degree.

10

BREAK-EVEN ANALYSIS
     The “Breakeven Table” below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Shares during the first twelve months. The total estimated cost and expense load of the Shares is expressed as a percentage of $___, the amount of a minimum investment in the Fund. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ.

	Amount - $	Amount - %
Initial Selling Price(1)		$100%
Subscription Fee
Organization and Offering Expenses
Management Fee
Brokerage Commissions and Fees
Routine Operational Administrative and Other Ordinary Expenses(2)
Interest Income

Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit

(1)	The initial selling price per Share is $___. The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $___.

(2)	Routine Operational Administrative and Other Ordinary Expenses means those routine expenses of the Fund which include, but are not limited to, transfer agent fees, custody fees, distributor fees and administration fees.
     The “Breakeven Table,” as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than (i) administrative expenses (which are assumed for purposes of the “Breakeven Table” to equal the maximum estimated percentage of the average beginning of month net asset value) (ii) organizational and offering expenses (which are assumed for purposes of the “Breakeven Table” to equal the maximum permissible percentage of the average beginning of month net asset value) and (iii) brokerage commissions.

11

THE FUND AND MASTER FUND
     The Greenhaven Continuous Commodity Index Fund, or the Fund, was formed as a Delaware statutory trust on October 27, 2006. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).
     The Greenhaven Continuous Commodity Index Tracking Master Fund, or the Master Fund, was formed as a Delaware statutory trust on October 27, 2006. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).
     The principal offices of the Fund and the Master Fund are located at c/o Greenhaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.
     The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.
     Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.
THE INDEX
     Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Index — Total Return (CCI-TR) which represents a total return version of the ninth revision (as of 1995) of the original Commodity Research Bureau (CRB) Index. The Index is widely viewed as a broad measure of overall commodity price trends because of the diverse nature of the Index’s constituent commodities. The Index is calculated to produce an unweighted geometric mean of the individual commodity price relatives, i.e., a ratio of the current price to the base year average price. The base year of the Continuous Commodity Index (CCI) is 1967 with a starting value of 100. The base year for the CCI-TR is 1982, with a starting value of 100.
     The CCI-TR is calculated to offer investors a representation of the investable returns that an investor should expect to receive by attempting to replicate the CCI index by buying the respective commodity futures and collateralizing their investment with United States Government securities, (i.e., 90 day T-Bills). The CCI-TR takes into account the economics of rolling listed commodity futures forward to avoid delivery and maintain exposure in liquid contracts.
     The Index is notionally composed of commodity futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the CCI-TR, is commonly known as a “rolling

12

index” because it replaces futures contracts as they approach maturity by notionally selling and purchasing off-setting contracts to avoid delivery and maintain exposure in liquid contracts.
     The CCI-TR is an equal weight commodity index. By its very structure an evenly-weighted index will provide broader exposure than one that is not evenly-weighted. To the extent that an index is over-weighted in a particular commodity class, such as energy, that index will reflect the energy sector more than it will the broad commodity universe.
     The table below indicates the constituent commodities, the allowed contracts, their index weighting and the sector weighting within the Index.

Commodity	Allowed Contracts	Exchanges*	Index Weight	Sector Weight
Crude Oil	All 12 calendar months	NYMEX	5.88%	Energy 17.64%
Heating Oil	All 12 calendar months	NYMEX	5.88%
Natural Gas	All 12 calendar months	NYMEX	5.88%
Corn	March, May, July, September, December	CBOT	5.88%	Grains 17.64%
Wheat	March, May, July, September, December	CBOT	5.88%
Soybeans	January, March, May, July, August, November	CBOT	5.88%
Live Cattle	February, April, June, August, October, December	CME	5.88%	Livestock 11.76%
Lean Hogs	February, April, June, July, August, October, December	CME	5.88%
Sugar	March, May, July, October	NYBOT	5.88%	Softs 29.40%
Cotton	March, May, July, December	NYBOT	5.88%
Coffee	March, May, July September, December	NYBOT	5.88%
Cocoa	March, May, July September, December	NYBOT	5.88%
Orange Juice	January, March, May, July, September, November	NYBOT	5.88%
Gold	February, April, June, August, December	NYMEX	5.88%	Metals 23.52%
Silver	March, May, July September, December	NYMEX	5.88%
Platinum	January, April, July, October	NYMEX	5.88%
Copper	March, May, July September, December	NYMEX	5.88%

*	This column of the chart refers to the exchanges in which the standard futures contracts trade. The column is not intended to be an exhaustive list of all the exchanges in which a standard futures contract is traded, including any foreign exchanges.
     The total return version of the CCI index is calculated by Reuters America LLC. It is calculated to offer investors a fair representation of the returns that would be realized by an investment in the underlying commodities that are included in the CCI index on a fully collateralized basis.
     Tabular Performance of the CCI-TR since January 1st 1982 using month-end data provided by Reuters.

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CCI Total Return Historical Prices (Monthly)
Tabular Performance

29-Jan-82	101.34	31-Jan-85	103.27	29-Jan-88	124.46	31-Jan-91	151.18	31-Jan-94	159.78	31-Jan-97	212.80	31-Jan-00	182.49	31-Jan-03	212.14	31-Jan-06	317.12
26-Feb-82	97.88	28-Feb-85	99.17	29-Feb-88	121.18	28-Feb-91	153.90	28-Feb-94	160.80	28-Feb-97	217.12	29-Feb-00	181.60	28-Feb-03	210.43	28-Feb-06	307.27
31-Mar-82	95.25	29-Mar-85	103.90	31-Mar-88	127.08	28-Mar-91	154.35	31-Mar-94	162.09	31-Mar-97	221.21	31-Mar-00	186.68	31-Mar-03	200.92	31-Mar-06	314.70
30-Apr-82	96.80	30-Apr-85	101.06	29-Apr-88	128.08	30-Apr-91	153.43	29-Apr-94	161.89	30-Apr-97	224.26	28-Apr-00	184.96	30-Apr-03	201.16	28-Apr-06	328.56
28-May-82	93.93	31-May-85	98.95	31-May-88	134.02	31-May-91	152.96	31-May-94	170.00	30-May-97	227.67	31-May-00	195.03	30-May-03	204.61	31-May-06	328.29
30-Jun-82	92.81	28-Jun-85	96.93	30-Jun-88	138.37	28-Jun-91	149.72	30-Jun-94	169.55	30-Jun-97	220.61	30-Jun-00	195.06	30-Jun-03	202.54	30-Jun-06	329.34
30-Jul-82	93.17	31-Jul-85	97.80	29-Jul-88	132.59	31-Jul-91	154.80	29-Jul-94	172.93	31-Jul-97	224.71	31-Jul-00	192.53	31-Jul-03	203.40	31-Jul-06	333.17
31-Aug-82	95.18	30-Aug-85	98.97	31-Aug-88	132.63	30-Aug-91	152.99	31-Aug-94	169.51	29-Aug-97	226.65	31-Aug-00	198.89	29-Aug-03	210.55	31-Aug-06	330.53
30-Sep-82	93.88	30-Sep-85	100.66	30-Sep-88	128.43	30-Sep-91	156.77	30-Sep-94	169.57	30-Sep-97	227.92	29-Sep-00	200.19	30-Sep-03	210.87	29-Sep-06	313.11
29-Oct-82	96.53	31-Oct-85	103.64	31-Oct-88	134.88	31-Oct-91	160.40	31-Oct-94	170.16	31-Oct-97	227.01	31-Oct-00	196.31	31-Oct-03	214.61	31-Oct-06	323.58
30-Nov-82	98.58	29-Nov-85	104.85	30-Nov-88	139.34	29-Nov-91	158.33	30-Nov-94	166.41	28-Nov-97	224.59	30-Nov-00	203.55	26-Nov-03	215.63	30-Nov-06	342.86
31-Dec-82	98.44	31-Dec-85	106.03	30-Dec-88	144.35	31-Dec-91	152.25	30-Dec-94	172.50	31-Dec-97	219.56	29-Dec-00	203.47	31-Dec-03	222.14	29-Dec-06	331.29
31-Jan-83	103.24	31-Jan-86	102.07	31-Jan-89	141.62	31-Jan-92	152.62	31-Jan-95	167.63	31-Jan-98	224.10	31-Jan-01	200.87	30-Jan-04	229.67	31-Jan-07	330.62
28-Feb-83	98.56	28-Feb-86	98.26	28-Feb-89	144.01	28-Feb-92	150.99	28-Feb-95	170.77	27-Feb-98	217.32	28-Feb-01	199.37	27-Feb-04	241.16	28-Feb-07	342.83
31-Mar-83	102.16	31-Mar-86	97.97	31-Mar-89	145.51	31-Mar-92	151.55	31-Mar-95	173.78	31-Mar-98	218.08	30-Mar-01	189.30	31-Mar-04	249.10
29-Apr-83	104.58	30-Apr-86	100.60	28-Apr-89	146.19	30-Apr-92	149.17	28-Apr-95	176.61	30-Apr-98	215.22	30-Apr-01	192.80	30-Apr-04	239.12
31-May-83	108.48	30-May-86	97.33	31-May-89	142.61	29-May-92	152.77	31-May-95	176.38	29-May-98	207.33	31-May-01	188.39	28-May-04	243.59
30-Jun-83	107.15	30-Jun-86	96.02	30-Jun-89	146.79	30-Jun-92	153.52	30-Jun-95	174.40	30-Jun-98	203.41	29-Jun-01	183.78	30-Jun-04	234.32
29-Jul-83	111.80	31-Jul-86	96.09	31-Jul-89	142.60	31-Jul-92	151.05	31-Jul-95	176.39	31-Jul-98	195.17	31-Jul-01	182.33	30-Jul-04	235.75
31-Aug-83	113.31	29-Aug-86	102.70	31-Aug-89	144.06	31-Aug-92	147.35	31-Aug-95	180.43	31-Aug-98	183.20	31-Aug-01	178.58	31-Aug-04	243.06
30-Sep-83	110.20	30-Sep-86	103.82	29-Sep-89	144.97	30-Sep-92	147.89	29-Sep-95	181.67	30-Sep-98	188.69	28-Sep-01	170.11	30-Sep-04	249.04
31-Oct-83	106.39	31-Oct-86	104.31	31-Oct-89	144.75	30-Oct-92	145.91	31-Oct-95	183.18	30-Oct-98	188.01	31-Oct-01	165.99	29-Oct-04	248.86
30-Nov-83	109.27	28-Nov-86	103.81	30-Nov-89	147.55	30-Nov-92	148.41	30-Nov-95	184.92	30-Nov-98	180.37	30-Nov-01	170.96	30-Nov-04	253.96
30-Dec-83	111.16	31-Dec-86	104.80	29-Dec-89	150.98	31-Dec-92	147.44	29-Dec-95	187.77	31-Dec-98	174.47	28-Dec-01	168.51	31-Dec-04	249.80
31-Jan-84	110.00	30-Jan-87	107.23	31-Jan-90	155.48	29-Jan-93	144.22	31-Jan-96	193.04	29-Jan-99	171.56	31-Jan-02	164.83	31-Jan-05	250.91
29-Feb-84	111.46	27-Feb-87	106.00	28-Feb-90	158.05	26-Feb-93	145.81	29-Feb-96	196.45	26-Feb-99	163.26	28-Feb-02	167.85	28-Feb-05	269.04
30-Mar-84	116.15	31-Mar-87	107.87	30-Mar-90	159.10	31-Mar-93	151.90	29-Mar-96	201.72	31-Mar-99	170.85	29-Mar-02	178.98	31-Mar-05	276.15
30-Apr-84	114.17	30-Apr-87	115.54	30-Apr-90	162.61	30-Apr-93	153.95	30-Apr-96	209.92	30-Apr-99	169.20	30-Apr-02	174.76	29-Apr-05	267.03
31-May-84	116.20	29-May-87	116.74	31-May-90	162.60	28-May-93	153.73	31-May-96	210.32	28-May-99	165.19	31-May-02	177.87	31-May-05	264.15
29-Jun-84	112.18	30-Jun-87	116.95	29-Jun-90	158.82	30-Jun-93	152.79	28-Jun-96	208.80	30-Jun-99	167.21	28-Jun-02	179.55	30-Jun-05	268.09
31-Jul-84	103.00	31-Jul-87	119.23	31-Jul-90	160.55	30-Jul-93	158.83	31-Jul-96	205.26	30-Jul-99	165.29	31-Jul-02	182.26	26-Jul-05	270.29001
31-Aug-84	107.59	31-Aug-87	117.97	31-Aug-90	163.58	31-Aug-93	156.42	30-Aug-96	212.64	31-Aug-99	171.44	30-Aug-02	188.45	31-Aug-05	276.758
28-Sep-84	105.27	30-Sep-87	118.36	28-Sep-90	168.59	30-Sep-93	154.52	30-Sep-96	209.55	30-Sep-99	177.22	30-Sep-02	192.98	30-Sep-05	289.08401
31-Oct-84	106.20	30-Oct-87	119.00	31-Oct-90	161.51	29-Oct-93	153.92	31-Oct-96	204.28	29-Oct-99	175.05	31-Oct-02	194.72	31-Oct-05	285.121
30-Nov-84	104.62	30-Nov-87	124.75	30-Nov-90	159.48	30-Nov-93	152.67	29-Nov-96	211.48	30-Nov-99	176.49	29-Nov-02	195.84	30-Nov-05	289.172
31-Dec-84	101.03	31-Dec-87	124.41	31-Dec-90	158.64	31-Dec-93	156.48	31-Dec-96	210.35	31-Dec-99	178.07	31-Dec-02	199.55	21-Dec-05	299.14001
     Values of the underlying Index are computed by Bridge Information Systems, Inc., and disseminated by the New York Futures Exchange every fifteen (15) seconds during the trading day. Only settlement and last-sale prices are used in the Index’s calculation, bids and offers are not recognized – including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Index value is based on the settlement prices of the component commodities, and explains why the underlying Index often closes at or near the high or low for the day.
Calculating Total Return
     Reuters America LLC is the owner, custodian, and calculating agent for the CCI-TR. The CCI-TR is calculated using the following three variables:
     1. The CCI cash index and its daily return; The CCI is a geometric average of 17 commodities multiplied by a constant factor. The index is calculated by first, averaging the prices of the valid contract months for each day for each included commodity. The average price of all commodities are then multiplied and the seventeenth root of the number is taken as the raw index value. This raw index value is multiplied by 0.8486, which is the adjustment factor necessitated by the index’s July 20, 1987 change over from 26 commodities to 21 commodities. The resulting value is divided by 30.7766, which is the 1967 base year average for these 17 commodities. Finally, this result is multiplied by 100 in order to convert the index into percentage terms.

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          CCI = {Geometric Average (PRICES) /30.7766} x 0.8486 x 100
     2. The second Friday in January, February, April, June, August, and November are the roll dates for the CCI Total Return Index. On these dates, two sets of prices are considered – one from the window of the expiring month contract and another from the next contract month window. The ratio of the two index values is the roll ratio. Each index value in the subsequent contract month, is multiplied by the value of the ratio. The roll ratio is determined on the roll date and then is multiplied to each of the index value for that contract month. The index treated by multiplying the CCI with the roll ratio is called the CCI – Roll Return Index or CCI Continuous Contract Index.
          Roll Ratio = Index Value (nearby month)/Index value (deferred Month), on the date.
     3. The CCI Total Return Index has a starting value of 100 on January 1st 1982. This index is compounded daily by multiplying the previous day value with change in CCI Index on that day and 90 days T-Bill yield for a single day. On Monday’s, the T-Bill yield for 3 days are used because of the interest earned by the collateral over the Weekend.
i.	CCI Total Return Index = 100 x (1+ Continuous Daily Return + T-Bill return for one day), beginning January 1, 1982

ii.	Continuous Daily return = {CCI Continuous Contract Index / CCI Continuous Contract Indext-1} – 1

iii.	T-Bill return for one day = {[1/(1-(91/360) x T-Bill Rate t-1)]^(l/91)}-1
Daily Range
     The CCI high and low will be the highest and lowest quoted CCI value each day. Since prices may change during any given interval, the CCI may miss the actual or theoretical high or low for the day. Actual high and low are defined as the highest and lowest possible CCI value given all prices arrive in real time and the CCI is recalculated for each new price. Theoretical high and low are defined as the CCI value obtained by calculating the CCI from the daily high and low for each CCI-TR eligible contract.
     Eligible Contracts

Commodity	Allowed Contracts
Crude Oil	All 12 calendar months
Heating Oil	All 12 calendar months
Natural Gas	All 12 calendar months
Corn	March, May, July, September, December
Wheat	March, May, July, September, December
Soybeans	January, March, May, July, August, November
Live Cattle	February, April, June, August, October, December
Lean Hogs	February, April, June, July, August, October, December
Sugar	March, May, July, October
Cotton	March, May, July, December
Coffee	March, May, July September, December
Cocoa	March, May, July September, December
Orange Juice	January, March, May, July, September, November
Gold	February, April, June, August, December
Silver	March, May, July September, December
Platinum	January, April, July, October
Copper	March, May, July September, December

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     CCI-TR Eligible — Those contracts which are allowed for the commodity and expire up through 6 calendar months from the next roll date, set as the 2nd Friday of January, February, April, June, August, and November except that there shall be a minimum of two contract months for each commodity (add contracts beyond the six month window, if necessary).
     Furthermore, there shall be a maximum of five contract months for each commodity ( drop the most deferred contracts to remain at five, if necessary).
     Interruption of Index Calculation: Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of Reuters or the Managing Owner. Additionally, calculation of the Index may also be disrupted by an event that would require Reuters to calculate the closing price in respect of the relevant commodity on an alternative basis.
INVESTMENT OBJECTIVE
Investment Objective
     The investment objective of the Fund and the Master Fund is to reflect the performance of the Index, over time, less the expenses of the operations of the Fund and the Master Fund.
     The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund will pursue its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities.
     The Master Fund will hold a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner may adjust the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio in the case of significant changes to the Index.
     There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.
Role of Managing Owner
     The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.
     Specifically, with respect to the Fund and the Master Fund, the Managing Owner:
(i)	selects the Trustee, administrator, distributor and auditor;

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(ii)	negotiates various agreements and fees; and

(iii)	performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time-to-time require.
     Specifically, with respect to the Master Fund, the Managing Owner:
(i)	selects the Commodity Broker; and

(ii)	monitors the performance results of the Master Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Master Fund’s portfolio to track that of the Index over time.
     Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA.
     The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.
WHO MAY SUBSCRIBE
     Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.
CREATION AND REDEMPTION OF SHARES
     The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.
     The Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 50,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.
     Authorized Participants are the only persons that may place orders to create and redeem Baskets. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner and the Distributor without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an

17

Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Administrator. After the initial offering period, Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares. During the initial offering period, the Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets an upfront selling commission in an amount equal to [    ]% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants to compensate such Authorized Participants for their selling efforts in respect of the Shares.
     Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”
     Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by the NASD, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
     Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.
     Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Administrator has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
     The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.
Creation Procedures
     On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.
Determination of required payment
     The total payment required to create each Basket during the initial offering period is $1.5 million and during the continuous offering period is the Net Asset Value of 50,000 Shares as of the closing time

18

of the AMEX or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date. Baskets will be issued as of 12:00pm, New York time, on the Business Day immediately following the purchase order date at either $30.00 per Share during the initial offering period or at net asset value per Share as of the closing time of the AMEX or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date during the continuous offering period, but only if the required payment has been timely received.
     Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s net asset value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.
Rejection of purchase orders
     The Administrator may reject a purchase order if:
(i)	it determines that the purchase order is not in proper form;

(ii)	the Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

(iii)	circumstances outside the control of the Managing Owner or the Distributor make it, for all practical purposes, not feasible to process creations of Baskets.
     The Distributor and the Managing Owner will not be liable for the rejection of any purchase order.
Redemption Procedures
     The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. Individual Shareholders may not redeem directly from the Fund.
     By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 12:00pm, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.
     Redemptions will not be permitted during the initial offering period.
Determination of redemption proceeds
     The redemption proceeds from the Fund consist of the cash redemption amount equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the AMEX or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 12:00pm, New York time, on the business day immediately following the

19

redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.
Delivery of redemption proceeds
     The redemption proceeds due from the Fund is delivered to the Authorized Participant at 12:00pm, New York time, on the business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Distributor receives the fee applicable to the extension of the redemption distribution date which the Distributor may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 12:00pm, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Distributor is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00pm, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Distributor and the Managing Owner may from time-to-time agree upon.
Suspension or rejection of redemption orders
     The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. Neither the Distributor nor the Managing Owner will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
     The Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.
Creation And Redemption Transaction Fee
     To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Administrator. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Administrator with consent from the Managing Owner. The Administrator shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of the notice.

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THE COMMODITY BROKER
     A variety of executing brokers will execute futures transactions on behalf of the Master Fund. Such executing brokers will give-up all such transactions to [___], a ___corporation, which will serve as the Master Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the Master Fund’s futures transactions and will perform certain administrative services for the Master Fund. The Commodity Broker is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.
     There is no litigation pending regarding the Commodity Broker that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.
     Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.
DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS;
CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS
     The following summary briefly describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.
Description of the Shares and the Master Fund Units
     The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Application has been made to list the Shares on the AMEX under the symbol “GCC.”
     After the initial offering period, the Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.
     The Fund will invest the proceeds of its offering of Shares in the Master Fund. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 50,000 Master Fund Units, or Master Unit Baskets. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

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Principal Office; Location of Records
     Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.
     The books and records of the Fund and the Master Fund will be maintained as follows: all marketing materials and Basket creation and redemption books and records will be maintained at the offices of ALPS Distributors; Telephone number [___]; certain financial books and records (including fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related document received from futures commission merchants will be maintained by Greenhaven Commodity Services. All other books and records of the Fund and the Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Master Fund’s Commodity Brokers) will be maintained at its principal office, c/o Greenhaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.
     The books and records of the Fund and the Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six (6) years.
The Trustee
     CSC Trust Company of Delaware, a Delaware corporation, is the sole Trustee of the Fund and Master Fund. The Trustee’s principal offices are located at 2711 Centerville Road, Suite 210, Wilmington, DE 19808. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Trust Declarations.
     The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.
     The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by the Fund or Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.
     Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund, the Master Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person

22

of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.
     Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund or the Master Fund, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Fund and the Master Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.
     Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.
The Managing Owner
     Background and Principal. Greenhaven Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund. The Managing Owner is registered with the CFTC as a commodity pool operator and commodity trading advisor. Its principal place of business is 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.
     In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.
     Principals and Key Employees. Ashmead Pringle, Thomas Fernandes and Scott Glasing serve as the chief decision makers of the Managing Owner.
Ashmead Pringle,60, President
     Mr. Pringle founded the Managing Owner and has served as the President since October of 2006. Since 1984, Mr. Pringle founded and has acted as the President of Grain Service Corporation (GSC), a commodity research and trading company. Mr. Pringle has conducted hundreds of seminars on hedging, risk management, and basis trading in energy and agriculture, and is a recognized expert in commodity risk management.
Thomas Fernandes, 33, Treasurer and Manager of Operations
     Mr. Fernandes is the Chief Operations Officer of the Managing Owner and has held that position since October of 2006. Mr. Fernandes has worked as a commodity derivatives expert since May of 2005. Prior to joining GSC, Mr. Fernandes worked as an analyst at West Broadway Partners, an investment

23

partnership, from March 2002 to April 2005. From March 2000 to March 2002, Mr. Fernandes was employed as a trader at Fleet Bank of Boston.
     The Fund and Master Fund have no prior performance history. Neither the Managing Owner nor its principals have ever operated any other pools.
     Fiduciary Obligations of the Managing Owner. As managing owner of the Fund and the Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and the Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and the Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and the Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
     The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Fund or the Master Fund or to any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute gross negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.
Fiduciary and Regulatory Duties of the Managing Owner
     An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund and the Master Fund.
     Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.
     Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange

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Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.
     There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.
     The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.
Management; Voting by Shareholders
     The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of ten percent (10%) of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund or Master Fund, are non-voting.
     The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.
Recognition of the Fund and the Master Fund in Certain States
     A number of states do not have “business trust” statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

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Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
     The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of (i) Shareholders’ actions unrelated to the business of the Fund, or (ii) taxes imposed on the Shares by the states or municipalities in which such investors reside.
     The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.
Shares Freely Transferable
     The Shares are expected to trade on the AMEX and provide institutional and retail investors with direct access to the Fund. The Fund will hold no investment assets other than Master Fund Units. The Master Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on the AMEX like any other exchange-listed security.
Book-Entry Form
     Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
     The Managing Owner will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.
     The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and the Master Fund or of any material changes to the Fund or the Master Fund. Any such notification shall include a description of Shareholders’ voting rights.
Net Asset Value

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     Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.
     The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.
     The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund’s commodity brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.
     Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share and the net asset value per Master Fund Unit will be equal.
Termination Events
     The Fund will dissolve at any time upon the happening of any of the following events:
(i)	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within ninety (90) days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an

27

event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within one hundred and twenty (120) days of such event of withdrawal, Shareholders holding Shares representing at least seventy-five percent (75%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

(ii)	The occurrence of any event which would make unlawful the continued existence of the Fund.

(iii)	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

(iv)	The Fund becomes insolvent or bankrupt.

(v)	The Shareholders holding Shares representing at least seventy-five percent (75%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(vi)	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund.

(vii)	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

(viii)	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
THE ADMINISTRATOR
     The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith.
     The Bank of New York, N.A., a banking corporation organized under the laws of the State of New York with trust powers, has an office at One Wall Street, New York, New York 10286. The Bank of New York, N.A. is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from the Administrator by calling the following number: (___) ___-___. A copy of the Administration Agreement is available for inspection at the Administrator’s office identified above.
     The Administrator will retain certain financial books and records, including: fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants.

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     A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.
     The Administrator’s monthly fees of [___]% per annum are paid by the Master Fund and the Fund.
     The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
     The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
     The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund or the Master Fund.
     The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.
THE DISTRIBUTOR
     The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributor, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets. Such services will include the following: review of distribution-related legal documents and contracts; coordination of processing of Basket creations and redemptions; coordination and assistance with maintenance of creation and redemption records; consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact the Distributor toll-free in the U.S. at (___) ___-___.
     The Distributor will retain all marketing materials and Basket creation and redemption books and records at the offices of [___]; Telephone number (___) ___-___.
     The Managing Owner, out of the Management Fee will pay the Distributor approximately $[___] per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers.
AUTHORIZED PARTICIPANTS
     As of the date of this prospectus, [___] has executed a Participant Agreement.

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CONFLICTS OF INTEREST
General
     The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.
     Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.
The Managing Owner
     The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund and the Master Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its or their respective fiduciary duties to the Fund and the Master Fund and others.
The Commodity Broker
     The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.
     The Commodity Broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.
     Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.
Proprietary Trading/Other Clients

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     The Managing Owner, the Commodity Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.
     Because the Managing Owner, the Commodity Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.
No Distributions
     The Managing Owner has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time-to-time. Greater management fees will be generated to the benefit of the Managing Owner if the Fund’s assets are not reduced by distributions to the Shareholders.
USE OF PROCEEDS
     A substantial amount of proceeds of the offering of the Shares are used by the Fund, through the Master Fund, to engage in the trading of exchange-traded futures on the Index Commodities with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.
     To the extent that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.
     To the extent that the Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”
     Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:
     (i) up to approximately 10% of the net asset value of the Master Fund will be placed in segregated accounts in the name of the Master Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin commodity positions. Such funds will be segregated pursuant to CFTC rules;

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     (ii) approximately 90% of the net asset value of the Master Fund will be maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.
     During the initial offering period, the Fund’s assets will be deposited with and held in escrow by The Bank of New York, N.A.. During the continuous offering period the Managing Owner, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.
     In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).
     The Master Fund receives 100% of the interest income earned on its fixed income assets.
FEES AND CHARGES
Summary of Fees and Charges
[Add Table]
Upfront Selling Commissions
     The Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets during the initial offering period an upfront selling commission in an amount equal to [___]% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants to compensate such Authorized Participants for their selling efforts in respect of such Shares. During the continuous offering period, no such rebate will occur, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.
Management Fee
     The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [___]% per annum of the net asset value of the Master Fund. No separate fee will be paid by the Fund.
Organization and Offering Expenses
     Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in seventy-two monthly payments during each of the first seventy-two months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of [___]% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first seventy-two months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund,

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without interest, in seventy-two monthly payments during each of the seventy-two months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed [    ]% per annum of the net asset value of the Master Fund.
     Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as:
(i)	initial and ongoing registration fees, filing fees, escrow fees and taxes;

(ii)	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering period and the continuous offering period;

(iii)	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period;

(iv)	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period;

(v)	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.
     The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.
     The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $[___].
Brokerage Commissions and Fees
     The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $[10.00] per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed [___]% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater. These estimates are based on a net asset value of $50 million.
Routine Operational, Administrative and Other Ordinary Expenses
     The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine

33

expenses are not expected to exceed [    ]% of the net asset value of the Master Fund in any year, although the actual amounts of the routine operational, administrative and other ordinary expenses may be greater. Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of the Trust’s net asset value. Consequently, the percentage of the Trust’s net asset value represented by these expenses will decrease as net asset value increases and vice-versa. These estimates are based on a net asset value of $50 million.
Extraordinary Fees and Expenses
     The Master Fund will pay all its extraordinary fees and expenses, if any, of the Fund and Master Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund or Master Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.
Management Fee and Expenses to be Paid First out of Interest Income
     The Management Fee and the organizational, offering and ordinary ongoing expenses of the Fund and the Master Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
     The Fund and the Master Fund are newly formed and do not have any operating results.
Critical Accounting Policies
     Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund’s and the Master Fund’s application of these policies involves judgments and actual results may differ from the estimates used. While not currently applicable given the fact that during the time period covered by this report, the Fund and the Master Fund were not involved in trading activities, the values used by the Master Fund for its forward contracts will be provided by its commodity broker who uses market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date and valued on a daily basis.
Liquidity and Capital Resources
     As of the date of this prospectus, the Master Fund has not begun trading activities. Once the Master Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to replicating, to the extent possible, the performance of the CCI-TR by investing in commodity futures. A significant portion of the net asset value is likely to be held in U.S. Treasury bills and cash, which will be used as margin for the Master Fund’s trading in commodities. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of commodity interests

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change. The balance of the net assets will be held in the Master Fund’s commodity trading account. Interest earned on the Master Fund’s interest-bearing funds will be paid to the Master Fund.
     The Master Fund’s commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no resultant trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.
     Since the Master Fund will trade futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
Market risk
     Trading in futures contracts will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with the Master Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held. The Master Fund does not intend on selling short commodity futures as the CCI-TR is comprised of long only futures positions. However, should the Master Fund enter into a contractual commitment to sell short commodities in error, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Master Fund to theoretically unlimited risk.
     The Master Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund’s rebalancing and the processing of creation and redemption orders as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of Shareholders’ capital.
Credit risk
     When the Master Fund enters into futures contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.
     The Managing Owner will attempt to minimize these market and credit risks by requiring the Master Fund to abide by various trading limitations and policies. The Managing Owner will implement procedures which will include, but will not be limited to:

35

(i)	executing and clearing trades with creditworthy counterparties;

(ii)	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

(iii)	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.
     The Commodity Broker, when acting as the Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker.
OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS
     As of the date of this prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Fund’s and the Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund’s or the Master Fund’s financial position.
     Management Fee payments made by the Master Fund to the Managing Owner are calculated as a fixed percentage of the Master Fund’s Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons. The organization and offering expenses of the Master Fund and the Fund will be paid by the Managing Owner, subject to reimbursement by the Master Fund. It is anticipated that these expenses shall be $______ approximately.
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY
     DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
     Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all

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of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.
     Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
     Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive a written confirmation relating to such purchase from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares.
     Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
     DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.
     The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
SHARE SPLITS
     If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.
MATERIAL CONTRACTS
License Agreement
     Reuters America, LLC entered into a License Agreement with the Managing Owner granting the Managing Owner an exclusive, non-transferable right to use the Index, in the U.S. The Managing Owner

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is responsible for paying the fees associated with the licensing fee, and the Fund and Master Fund will not be required to pay any additional amount to Reuters America, LLC.
     The term of the License Agreement will end on the earlier of (i) two (2) years from the date of the signing of the License Agreement (“Initial Term”), (ii) upon one hundred and eighty (180) days’ prior written notice, or (iii) in the event of a material breach of the License Agreement which such breach is not cured within thirty (30) days following the Managing Owner’s receipt of written notice from the Licensor of such breach.
Brokerage Agreement
     The Commodity Broker and the Master Fund entered into a brokerage agreement, or Brokerage Agreement. As a result, the Commodity Broker:
(i)	acts as the clearing broker;

(ii)	acts as custodian of the Master Fund’s assets; and

(iii)	performs such other services for the Master Fund as the Managing Owner may from time-to-time request.
     As clearing broker for the Master Fund, the Commodity Broker receives orders for trades from the Managing Owner.
     Confirmations of all executed trades are given to the Master Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:
(i)	all funds, commodities and open or cash positions carried for the Master Fund will be held as security for the Master Fund’s obligations to the Commodity Broker;

(ii)	the margins required to initiate or maintain open positions will be as from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

(iii)	the Commodity Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Master Fund.
     As custodian of the Master Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Master Fund.
     Administrative functions provided by the Commodity Broker to the Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.
     As long as the Brokerage Agreement between the Commodity Broker and the Master Fund is in effect, the Commodity Broker will not charge the Master Fund a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.
     The Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Master Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain

38

events of default occur or there is a material adverse change the to Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).
     The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.
Administration Agreement
     Pursuant to the Administration Agreement among the Fund, the Master Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and other fund administrative services.
     The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least ninety (90) days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days’ prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon termination of the Global Custody Agreement.
     The Administrator is both exculpated and indemnified under the Administration Agreement.
     Except as otherwise provided in the Administration Agreement, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by either the Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event shall the Administrator be liable to the Fund, Master Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.
     Both the Fund and Master Fund shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by either the Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund or Master Fund, or arising out of transactions or other activities of the Fund or Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Fund nor Master Fund shall indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity shall be a continuing obligation of both the Fund and Master Fund, their successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each of the Fund or Master Fund shall indemnify the Administrator against and save the Administrator harmless from any loss,

39

damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or Master Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or Master Fund or its own counsel; (iv) any improper use by the Fund or Master Fund or their agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund or Master Fund.
     Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or Master Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.
     Notwithstanding any other provision contained in the Administration Agreement, the Administrator shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund or Master Fund; (b) the taxable nature or effect on the Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund or Master Fund to their shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.
Global Custody Agreement
     The Bank of New York, N.A. will serve as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Fund has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian shall maintain books and records segregating the assets.
     Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian shall follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund shall give; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, Custodian may deliver to the Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of the Custody Agreement.
     The Custodian is both exculpated and indemnified under the Custody Agreement.

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     Except as otherwise expressly provided in the Custody Agreement, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian shall have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to Fund shall be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event shall the Custodian be liable to Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.
     The Fund shall indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.
     The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by Fund; provided however, that Fund shall not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.
Transfer Agency and Service Agreement
     The Bank of New York, N.A. will serve as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.
     The term of the Transfer Agency and Service Agreement is one (1) year from the effective date and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days’ prior to the end of any one year term or, unless earlier terminated as provided below:
(i)	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives

41

written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

(ii)	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.
     The Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
     Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:
(i)	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without gross negligence, or willful misconduct;

(ii)	The Fund’s gross negligence or willful misconduct;

(iii)	The breach of any representation or warranty of the Fund thereunder;

(iv)	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

(v)	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund;

(vi)	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws; or

(vii)	Regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.
Distribution Services Agreement
     ALPS Distributor will provide certain distribution services to the Fund. Pursuant to the Distribution Services Agreement between the Fund and the Distributor, the Distributor will assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets.
     The date of the Distribution Services Agreement shall be the effective date and such Agreement shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Fund’s Managing Owner or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Managing Owner or by the Distributor. The Distribution Services Agreement shall automatically terminate in the event of its assignment.

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     Pursuant to the Distribution Services Agreement, the Fund indemnifies and holds harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent).
     However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund has agreed to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). This discussion is applicable to a Shareholder of Shares who purchases Shares in the offering to which this Prospectus relates, including a Shareholder who purchases Shares from an Authorized Purchaser. Except where noted otherwise, it deals only with Shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to -market method of accounting, or holders of Shares whose “functional currency” is not the U.S. dollar.

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     Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.
     A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
     A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.
     Except where noted otherwise, all references below to the term “Fund” shall be deemed to include the Fund and the Master Fund.
     If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.
     The Fund has received the opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders will be as described below. In rendering its opinion, Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied on the facts described in this Prospectus as well as certain representations made by the Fund and the Trustee. The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP is not binding on the United States Internal Revenue Service, or the IRS, and, as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.
     If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
     Status of the Fund and the Master Fund
     A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund and the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund and the Master Fund anticipate

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that at least 90% of their respective gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
     Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by the Fund and the Master Fund, in the opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, the Fund and the Master Fund will each be classified as a partnership for United States federal income tax purposes. The factual representations upon which Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied are: (a) the Fund and the Master Fund have not elected and will not elect to be treated as corporations for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Fund’s and the Master Fund’s gross income will be qualifying income. Fund Shareholders are treated as owning interests in a partnership whose only investment is an equity interest in the Master Fund. Because ownership of the Fund and Master Fund will be identical (except for the small equity interest of the Managing Owner in the Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of the Master Fund when determining their federal income tax liability for any particular tax year.
     There can be no assurance that the IRS will not assert that the Fund and/or the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund or the Master Fund for United States federal income tax purposes or whether the Fund’s or the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund and/or the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s and the Master Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s and the Master Fund’s Managing Owner will use its best efforts to cause the operations of the Fund and the Master Fund in such manner as is necessary for the Fund and the Master Fund to continue to meet the qualifying income exception.
     If the Master Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Master Fund would be taxable as a corporation for federal income tax purposes and the Master Fund would pay federal income tax on its income at regular corporate rates. In that event, the Fund would be treated as a shareholder in a corporation and, accordingly, the Shareholders would not report their share of the Master Fund’s income or loss on their returns. In addition, distributions from the Master Fund to the Fund would be treated as dividends to the extent of the Master Fund’s current or accumulated earnings and profits. To the extent a distribution exceeded the Master Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of the Fund’s basis in its Master Fund Units, and thereafter as gain from the sale of the Master Fund Units. Accordingly, if the Master Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.
     The discussion below is based on Tannenbaum Helpern Syracuse & Hirschtritt LLP’s opinion that the Fund and the Master Fund will be classified as partnerships that are not subject to corporate income tax for United States federal income tax purposes.
U.S. Shareholders
     Treatment of Fund Income
     A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with

45

or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. Because the Trustee currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.
     Fund Shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Fund portfolio. The Fund may hold T-Bills with “original issue discount,” in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt by the Fund of those amounts may occur in a subsequent year. The Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.
     The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Index held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for United States federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark- to-market rules.
     Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.
     Allocation of the Fund’s Profits and Losses
     For United States federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Fund’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “- Monthly Allocation and Revaluation Conventions” and “- Section 754 Election,” the allocations pursuant to the Fund’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

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     If the allocations provided by the Fund’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.
     As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact the Shareholders.
Monthly Allocation and Revaluation Conventions
     In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
     Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.
     The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.
     In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
     As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s assets during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an

47

existing holder of Shares will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.
     The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.
     Section 754 Election
     The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.
     The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if the Fund makes the election under Code Section 754, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.
     In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its share of inside basis.

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     Constructive Termination
     The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.
     Treatment of Distributions
     Non-liquidating distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “ -Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “ -Disposition of Shares” below).
     Creation and Redemption of Share Baskets
     Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to the Shareholders. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the a sale or disposition of portfolio assets by the Fund.
     Tax Basis of Shares
     A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.
     A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain, (b) its share of the Fund’s income, if any, that is exempt from tax, (c) any increase in its share of the Fund’s liabilities, and (d) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses, (b) its allocable share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account, (b) any distributions by the Fund to the Shareholder, and (d) any decrease in its share of the Fund’s liabilities. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

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     Disposition of Shares
     A U.S. Shareholder will recognize capital gain or loss on the sale of its Shares. The U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in its Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.
     A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.
     Limitations on Deductibility of Losses and Certain Expenses
     A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to a Shareholder by the Fund, including but not limited to those described below.
     A Shareholder’s deduction of its allocable share of any loss of the Fund will be limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital plus such Shareholder’s share of any recourse debt of the Fund for which it is liable. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.
     Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract losses in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.
     Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of: (a) 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or (b) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. In addition,

50

these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that the management fees and other expenses the Fund will incur will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business.
     Noncorporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.
     Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund and the Master Fund have not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
     To the extent that a Shareholder is allocated losses or expenses of the Fund or the Master Fund that must be deferred or disallowed as a result of these or other limitations in the Code, a Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that it cannot deduct currently because it has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of management fees and/or margin account interest incurred by it with respect to its Shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund and the Master Fund’s losses and expenses.
     Passive Activity Income and Loss
     Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

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     Transferor/Transferee Allocations
     In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Share that was not outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
     Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
     If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).
     Tax Reporting by the Fund
     Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Fund will file partnership returns with the IRS and the Fund will issue a Schedule K-1 to each of the Shareholders. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.
     Audits and Adjustments to Tax Liability
     Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. The Code provides for one partner to be designated as the “tax matters partner” as the person to represent the partnership in the conduct of such a challenge or audit by the IRS. Pursuant to the Fund’s Trust Declaration, the Managing Owner will be appointed the “tax matters partner” of the Fund.
     A United States federal income tax audit of the Fund’s information returns may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and

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accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.
     Foreign Tax Credits
     Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Fund or paid by the Fund on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.
     Tax Shelter Disclosure Rules
     In certain circumstances the Code and Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders (1) if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.
     Non-U.S. Shareholders
     A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Fund’s or such Shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
     If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are

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corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.
     Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of the Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
     Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.
     Regulated Investment Companies
     Changes made to the Code by the American Jobs Creation Act of 2004 allow RICs to invest up to 25% of their assets in “qualified publicly traded partnerships,” or qualified PTPs, and to treat net income derived from such investments as qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, under these new rules, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Based on prior performance of the Index, the Fund anticipates that it is likely to be qualified a PTP for most tax years. Consequently, RIC investors generally should be able to treat their respective shares of the Fund’s net income as qualifying income and to apply the asset diversification test to Shares for purposes of these rules. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future performance of the Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a revenue ruling released on December 16, 2005, the IRS has clarified that derivative contracts owned by a RIC that provide for a total- return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS, in a subsequent ruling, stated that the ruling will apply prospectively, beginning October 1, 2006, to allow RICs an opportunity to adapt to the new position. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as qualified PTPs for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
     Tax-Exempt Organizations
Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the exempt organization’s exempt purpose or function.
     UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the exempt organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of

54

“unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
     UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
     To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.
     The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.
     Backup Withholding
     The Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.
     Other Tax Considerations
     In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Tannenbaum Helpern Syracuse & Hirschtritt LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

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     Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.
     Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.
PURCHASES BY EMPLOYEE BENEFIT PLANS
     The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances, including the ERISA Plan’s existing investment portfolio, and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Investment Considerations and Risk Factors.”
     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.
     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the related prohibited transaction provisions under Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company,” which includes for purposes of the Plan Asset Regulation a “venture capital operating company,” or that equity participation in the entity by “Benefit Plan Investors” (as defined below) is not “significant.”
     The “publicly offered security” exception applies if an equity interest is a security that is (a) “freely transferable”; (b) part of a class of securities that is “widely held”; and (3) either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), or (ii) sold to a Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issue in which the offering of such security occurred.

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     Under the Plan Asset Regulation, equity participation in an entity by Benefit Plan Investors (as defined below) is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. The term “Benefit Plan Investor” is defined in the Plan Asset Regulation as: (a) any employee benefit plan (as defined in Section 3(3) of ERISA), which is subject to part 4 of subtitle B of Title I of ERISA; (b) any plan subject to Code Section 4975; and (c) any entity whose underlying assets include plan assets by reason of the investment in the entity by such employee benefit plan and/or plan. For purposes of this determination, (i) the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (c) of the preceding sentence investing in another entity that is investing in employee benefit plans or other plans described in clauses (a) or (b) of the preceding sentence is included in the testing of such other entity.
     The Shares should be considered to be “equity interests” in the Fund for purposes of the Plan Asset Regulation and the Units should be considered to be “equity interests” in the Master Fund for purposes of the Plan Asset Regulation. The Shares should constitute “publicly offered securities” of the Fund for purposes of the Plan Asset Regulation. In addition, investment in the Master Fund by Benefit Plan Investors should not be “significant” for purposes of the Plan Asset Regulation. Therefore, the assets of both the Fund and the Master Fund should not be deemed to constitute the assets of any Plan.
     If the assets of the Fund were deemed to constitute the assets of a Plan, the fiduciary making an investment in the Fund on behalf of an ERISA Plan could be deemed to have improperly delegated its asset management responsibility, the assets of the Fund and the Master Fund could be subject to ERISA’s reporting and disclosure requirements, and transactions involving the assets of the Fund and the Master Fund would be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction rules of Section 4975 of the Code.
     Each Plan fiduciary who is responsible for making the investment decisions whether to invest in the Shares should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any Plan proposing to invest in Shares should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.
     The sale of any Shares to a Benefit Plan Investor is in no respect a representation by the Trustee, the Managing Owner or any of their affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
     Regardless of whether the assets of the Partnership are deemed to be “plan assets,” the acquisition of Shares by a Plan could, depending upon the facts and circumstances of such acquisition, be a prohibited transaction, for example, if Managing Owner or any of its affiliates were a party in interest or disqualified person with respect to the Plan. However, such a prohibited transaction may be treated as exempt under ERISA and the Code if the Shares were acquired pursuant to and in accordance with one or more “class exemptions” issued by the U.S. Department of Labor, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a class exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (a class exemption for certain transactions involving an insurance company pooled separate account), PTCE 91-38 (a class exemption for certain transactions involving a bank collective investment fund), PTCE 95-60 (a class exemption for certain transactions

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involving an insurance company general account), and PTCE 96-23 (a class exemption for certain transactions determined by an in-house asset manager).
     Any insurance company proposing to invest assets of its general account in the Shares should also consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations thereunder published by the U.S. Department of Labor in January, 2000.
     The Fund will require a fiduciary of an ERISA Plan that proposes to acquire Shares to represent that it has been informed of and understands the Fund’s and the Master Fund’s investment objectives, policies, strategies and limitations, that the decision to acquire the Shares was made in accordance with its fiduciary responsibilities under ERISA and that neither the Trustee, the Managing Owner nor any of their affiliates has provided investment advice with respect to such decision. The Fund will also require any investor that is, or is acting on behalf of, a Plan to represent and warrant that its acquisition and holding of Shares will not result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code.
     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. The Fund will require similar representations and warranties with respect to the purchase of Shares by any such plan. Fiduciaries of such plans should consult with their counsel before purchasing Shares.
     The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.
     ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.
PLAN OF DISTRIBUTION
Initial Offering
     During the initial offering period, the Shares will be offered for sale only to the Authorized Participants in Baskets at $30.00 per Share ($1.5 million per Basket). Initially, the Shares will be offered for a period of up to ninety (90) days after the date of this Prospectus (unless extended for up to an additional ninety (90) days in the sole discretion of the Managing Owner). This period may be shorter if the Subscription Minimum is reached before that date and the Managing Owner determines to end the initial offering period early or the offering is terminated by the Managing Owner prior to the end of the initial offering period.

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     The minimum number of Shares that must be subscribed for by Authorized Participants prior to the commencement of trading, or the Subscription Minimum, is 200,000.
     Affiliates of the Managing Owner or the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted for purposes of determining whether the Subscription Minimum has been reached.
     If the offering is terminated by the Managing Owner prior to the end of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven business days) after the end of the initial offering period or such earlier date of termination.
     The Shares are being sold initially at $30.00 per share.
Escrow of Funds
     During the initial offering period, funds in the full amount of a purchase order must be received by wire transfer and deposited in an escrow account in the Fund’s name at the Escrow Agent, where such funds will be held during the initial offering period until the funds are turned over to the Master Fund for trading purposes or until the offering is terminated, in which event the subscription amounts will be refunded directly to investors via wire transfer, with interest and without deduction for expenses. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury obligations or any other investment specified by the Managing Owner that is consistent with the provisions of federal securities laws.
     If the offering is cancelled, then as promptly as practicable, the purchase price paid by a subscriber will be promptly returned to the payor of such funds (but in no event more than seven business days after the close of the initial offering period).
Continuous Offering Period
     After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of 12:00pm (noon) New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of [___] Shares as of the closing time of the AMEX or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time. In the event that the continuous offering period is terminated for any reason, the trading market for the Shares on the AMEX will be materially affected and the market value of the Shares may be negatively impacted.
     After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously as of 12:00pm (noon) New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of [___]Master Fund Units as of the closing time of the AMEX or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.
     Authorized Participants are expected to offer to the public the Shares they create at a per-Share offering price that will vary depending upon, among other factors, net asset value, the trading price of the

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Shares on the AMEX and the supply of and demand for Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Person sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation. During the continuous offering period, no selling commission will be paid by the Fund to any Authorized Participant in connection with creations of Baskets, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
Likelihood of Becoming a Statutory Underwriter
     The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.
     Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.
GENERAL
     The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
     The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

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     The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to NASD Members in connection with the offering of the Shares by the Fund will not exceed 10% plus 0.5% for bona fide due diligence.
LEGAL MATTERS
     Tannenbaum Helpern Syracuse & Hirschtritt LLP has advised the Managing Owner in connection with the Shares being offered hereby, and will provide an opinion as to the legality of the issuance of such Shares. Tannenbaum Helpern Syracuse & Hirschtritt LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Tannenbaum Helpern Syracuse & Hirschtritt LLP has prepared the section “Federal Income Tax Consequences” and “Purchases By Employee Benefit Plans” with respect to ERISA. Tannenbaum Helpern Syracuse & Hirschtritt LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.
EXPERTS
     The financial statements of the Fund, the Master Fund and the Managing Owner as of [___, 2006] included in this prospectus have been reviewed by [___] an independent certified public accountants, as set forth in their report of such financial statements, and are included in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
ADDITIONAL INFORMATION
     This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC at 100 Front Street, N.E., Washington, D.C. 20549, and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

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EXHIBIT A-1
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
DECLARATION OF TRUST
AND TRUST AGREEMENT
          THIS DECLARATION OF TRUST AND TRUST AGREEMENT (the “Trust Agreement”) of GreenHaven Continuous Commodity Index Master Fund (the “Trust”) is made and entered into as of the                      day of October, 2006, by and among GreenHaven Commodity Services, LLC, a Delaware limited liability company (the “Managing Owner”), CSC Trust Company of Delaware, a Delaware Corporation (the “Trustee”), and GreenHaven Continuous Commodity Index Fund, a Delaware statutory trust (the “Limited Owner”).
RECITALS
          WHEREAS, the Trust was formed on October ___, 2006, pursuant to the execution and filing by the Trustee of the Certificate of Trust; and
          WHEREAS, the Trustee, the Managing Owner and the Limited Owner desire to set forth guidelines regarding the operations of the Trust and certain other matters.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee, the Managing Owner and the Limited Owner hereby agree as follows:
ARTICLE I
DEFINITIONS; THE MASTER FUND
          1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:
          “Administrator” means any person from time-to-time performing administrative services for the Master Fund pursuant to authority delegated by the Managing Owner.
          “Adjusted Capital Account” means, as of the last day of a taxable period, a Shareholder’s Capital Account as maintained pursuant to Section 6.1, (a) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Shareholder in subsequent years under Sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
          “Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).
          “Affiliate” — An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such Person, (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.
          “Basket” means a Creation Basket or a Redemption Basket, as the context may require.
          “Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for federal income tax purposes as of such date. A Shareholder’s portion of the Master Fund’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
          “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.
          “Capital Account” means the capital account maintained for a Shareholder or Transferee pursuant to 6.1.
          “Capital Contributions” means the amounts of cash contributed to the Master Fund by a Shareholder in accordance with Article III hereof.
          “CE Act” means the Commodity Exchange Act, as amended.
          “Certificate of Trust” means the Certificate of Trust of the Master Fund in the form attached hereto as Exhibit “A,” filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.
          “CFTC” means the Commodity Futures Trading Commission.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.
          “Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his, her or its own account.

          “Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.
          “Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Shares may be sold in Baskets pursuant to this Trust Agreement.
          “Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 2711 Centerville Road, Wilmington, Delaware 19808, Attention: Corporate Trust.
          “Covered Person” means the Trustee, the Managing Owner and their respective Affiliates.
          “Creation Basket” means the minimum number of Limited Shares that may be created at any one time, which shall be 50,000 or such greater or lesser number as the Managing Owner may determine from time-to-time.
          “Creation Basket Capital Contribution” means a Capital Contribution made by the Limited Owner in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities is traded, whichever is later, on the Purchase Order Subscription Date.
          “Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Event of Withdrawal” shall have the meaning assigned thereto in Section 13.1(a).
          “Exchange” means the American Stock Exchange or, if the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, the Limited Owner shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which such common units of the Limited Owner are principally traded, as determined by the Managing Owner.
          “Expenses” shall have the meaning assigned thereto in Section 2.4.
          “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Fund is required by law to have Fiscal Year other than a calendar year, such other applicable quarterly period.
          “Fiscal Year” shall have the meaning assigned thereto in Article X.
          “Indemnified Parties” shall have the meaning assigned thereto in Section 2.4.
          “Index” means the Continuous Commodity Total Return Index (CCI-TR) more fully described in the Trust’s registration statement on Form S-1, as it may be amended from time-to-time.
          “Index Commodities” means the underlying Commodities which comprise the Index from time-to-time.

          “Initial Offering Period” means the period commencing with the initial effective date of the Prospectus and terminating no later than the sixtieth (60th) day following such date unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.
          “Internal Revenue Service” or “IRS means the Internal Revenue Service or any successor thereto.
          “Limited Owner” means GreenHaven Continuous Commodity Index Fund, a Delaware statutory trust.
          “Limited Shares” means Shares that are owned by the Limited Owner.
          “Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2
          “Losses” means, in respect of each Fiscal Year of the Master Fund, losses of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.
          “Managing Owner” means GreenHaven Commodity Services, LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.
          “Management Fee” means the management fee set forth in Section 4.9.
          “Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a Commodity Broker.
          “Master Fund” means GreenHaven Continuous Commodity Index Master Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.
          “Net Asset Value” means the total assets of the Trust Estate of the Master Fund including, but not limited to, all cash and cash equivalents or other securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States (“GAAP”), consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:
     (a) Net Asset Value shall include any unrealized profit or loss on open Commodities positions and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund.
     (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.
     (c) Interest earned on the Master Fund’s commodity brokerage account shall be accrued at least monthly.
     (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Master Fund from the day when the distribution is declared until it is paid.
          “Net Asset Value Per Share” means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.
          “Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share by the number of Limited Shares comprising a Basket at such time.
          “NFA” means the National Futures Association.
          “Order Cut-Off Time” means 11:00 a.m. New York time, on a Business Day.
          “Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iv).
          “Percentage Interest” shall be a fraction, the numerator of which is the number of any Shareholder’s Shares and the denominator of which is the total number of Shares outstanding as of the date of determination.
          “Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.
          “Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and Exchange fees.
          “Profits” means, for each Fiscal Year of the Master Fund, profits of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.
          “Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.
          “Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.2(a)(i).
          “Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.2(a)(i).
          “Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or a related Commodity.

          “Reconstituted Master Fund” shall have the meaning assigned to such term thereto in Section 13.1(a).
          “Redemption Basket” means the minimum number of Limited Shares that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares constituting a Creation Basket on the relevant Redemption Order Date.
          “Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with Section 7.1(c).
          “Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).
          “Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).
          “Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).
          “Registration Statement” means a registration statement on Form S-1, as it may be amended from time to time, filed with the SEC, as the same may at any time and from time to time be further amended or supplemented.
          “Shareholders” generally means the Managing Owner and the Limited Owner, as holders of Shares, where no distinction between them is required by the context in which the term is used. However, if the Master Fund is notified in a manner satisfactory to the Managing Owner as to the identity of a beneficial owner of applicable Shares, such beneficial owner will be treated as a Shareholder owning a direct interest in the Master Fund for purposes of Article VI of this Agreement.
          “Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Master Fund. The Managing Owner’s Capital Contributions shall be represented by “General” Shares and the Limited Owner’s Capital Contributions shall be represented by “Limited” Shares. Shares need not be represented by certificates.
          “Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).
          “Trust Agreement” means this Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.
          “Trustee” means CSC Trust Company of Delaware or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Master Fund.
          “Trust Estate” means any cash, commodity futures, forward and option contracts, all funds on deposit in the Master Fund’s accounts, and any other property held by the Master Fund, and all proceeds therefrom, including any rights of the Master Fund pursuant to any other agreements to which the Master Fund is a party.
          “Unrealized Gain” attributable to Master Fund property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for federal income tax purposes as of the date of determination.
          “Unrealized Loss” attributable to Master Fund property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

     1.2 Name.
          (a) The name of the Master Fund is “GreenHaven Continuous Commodity Index Master Fund” in which name the Trustee and the Managing Owner may engage in the business of the Master Fund, make and execute contracts and other instruments in the name and on behalf of the Master Fund and sue and be sued in the name and on behalf of the Master Fund.
     1.3 Delaware Trustee; Business Offices.
     (a) The sole Trustee of the Master Fund is CSC Trust Company of Delaware, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Master Fund in the State of Delaware at the foregoing address. In the event CSC Trust Company of Delaware resigns or is removed as the Trustee, the Trustee of the Master Fund in the State of Delaware shall be the successor Trustee.
     (b) The principal office of the Master Fund, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Limited Owner. Initially, the principal office of the Master Fund shall be at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326.
     1.4 Declaration of Trust. The Trustee hereby acknowledges that the Master Fund has received the sum of $1,000 in a bank account in the name of the Master Fund controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Master Fund shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Master Fund. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Master Fund is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association except to the extent such Shareholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Shareholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Master Fund. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Master Fund under the Delaware Trust Statute.
     1.5. Purpose of the Fund. The purpose of the Master Fund shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Commodities, including, but not limited to, exchange-traded futures on the Index Commodities with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Commodities with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Master Fund shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Master Fund under this Trust Agreement.

     1.6 Tax Treatment.
     (a) Each of the parties hereto, by entering into this Trust Agreement directly, or indirectly as a purchaser of units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Master Fund as a partnership in which each of the Shareholders thereof is a partner, either directly or indirectly, by virtue of holding units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.
     (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Master Fund, shall prepare or cause to be prepared and filed tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation: (i) the power to conduct all audits and other administrative proceedings with respect to tax items; (ii) the power to extend the statute of limitations for all Shareholders with respect to tax items; (iii) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment; and (iv) the power to enter into a settlement with the IRS on behalf of, and binding upon, the Limited Owner. The designation made by each Shareholder in this Section 1.6(b), either directly or indirectly as a holder of units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Master Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.
     (c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.
     1.7 General Liability of the Managing Owner.
     (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Master Fund, to the extent not paid out of the assets of the Master Fund, to the same extent the Managing Owner would be so liable as if the Master Fund was a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Master Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Master Fund is a party, shall look only to the Trust Estate for payment or satisfaction thereof.

     (b) Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Master Fund thereof.
     1.8 Legal Title. Legal title to the Trust Estate shall be vested in the Master Fund as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Shareholder) as nominee.
ARTICLE II
THE TRUSTEE
     2.1 Term; Resignation.
     (a) CSC Trust Company of Delaware has been appointed and hereby agrees to serve as the Trustee of the Master Fund. The Master Fund shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.
     The trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Managing Owner. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficial Owners, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement.
     (b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Master Fund; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, then the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.
     2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Master Fund is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Master Fund. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Master Fund in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the

Master Fund that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.
     2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) reasonable compensation for the Trustee’s services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) for reasonable out-of-pocket expenses incurred by it in the performance of the Trustee’s duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.
     2.4 Indemnification. The Managing Owner agrees (and any additional Managing Owner admitted pursuant to Section 4.2(g) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless CSC Trust Company of Delaware (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, managers, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Master Fund, the execution, delivery and performance of any other agreements to which the Master Fund is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence, willful misconduct or recklessness of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.
     2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.
     2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, CSC Trust Company of Delaware acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against CSC Trust Company of Delaware by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Master Fund is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Master Fund is a party, except for the Trustee’s own gross negligence, willful misconduct or recklessness. In particular, but not by way of limitation:
     (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

     (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;
     (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;
     (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Commodity Broker;
     (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
     (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Master Fund arising under this Trust Agreement or any other agreements to which the Master Fund is a party;
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Master Fund is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to CSC Trust Company of Delaware (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Trust Company of Delaware (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;
     (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and
     (i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.
     2.7 Reliance; Advice of Counsel.
     (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
     (b) In the exercise or administration of the Master Fund hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.
     2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.
ARTICLE III
CREATIONS AND ISSUANCE OF CREATION BASKETS
     3.1 General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time-to-time, the Managing Owner may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owner. All Shares when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Shares initially shall be divided into two classes: General Shares and Limited Shares. Every Shareholder, by virtue of having purchased or otherwise an acquired Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.
     3.2 Offer of Limited Shares; Procedures for Creation and Issuance of Creation Baskets.
     (a) General. The following procedures, as supplemented by the more detailed procedures agreed from time to time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Master Fund is unlimited.

     (i) On any Business Day, the Limited Owner may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by the Limited Owner, a “Purchase Order Subscription Agreement”). Purchase Order Subscription Agreements must be received by the Managing Owner from the Limited Owner no later than the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from the Limited Owner.
     (ii) Any Purchase Order is subject to rejection by the Managing Owner pursuant to Section 3.2(c).
     (iii) After accepting a Purchase Order Subscription Agreement from the Limited Owner, the Managing Owner will issue and deliver Creation Baskets to fill the Limited Owner’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Master Fund the Creation Basket Capital Contribution due from the Limited Owner in respect of such Purchase Order Subscription Agreement.
     (b) Issuance of Creation Basket. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will issue the Creation Basket to the Limited Owner.
     (c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Master Fund or to the Limited Owner; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.
     (d) Baskets may not be created during the Initial Offering Period.
     3.3 Assets of the Master Fund. All consideration received by the Master Fund for the issue or sale of Creation Baskets together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Master Fund for all purposes, subject only to the rights of creditors of the Master Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Master Fund.
     3.4 Liabilities. The Trust Estate shall be charged with the liabilities of the Master Fund, and all expenses, costs, charges and reserves attributable to the Master Fund. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.
     3.5 Distributions. Distributions on Shares may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of the Master Fund. All distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution.
     3.6 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Share multiplied by the number of Shares, or fraction thereof, standing in its name on the books of the Master Fund.
     3.7 Equality. Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the assets of the Master Fund subject to the liabilities of the Master Fund, and each Share shall be equal to each other Share. The Managing Owner may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Master Fund or in any way affecting the rights of Shareholders.
ARTICLE IV
THE MANAGING OWNER
     4.1 Management of the Master Fund. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Master Fund shall be managed by the Managing Owner and the conduct of the Master Fund’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.
     4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Master Fund all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Master Fund, which shall include, without limitation, the following:
     (a) To enter into, execute, deliver and maintain, and to cause the Master Fund to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Master Fund purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Master Fund activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Master Fund are no less favorable to the Master Fund than could be obtained from equally-qualified unaffiliated third parties; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Master Fund shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Master Fund;
     (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Master Fund with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Master Fund’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Master Fund by the Managing Owner;

     (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;
     (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;
     (e) To pay or authorize the payment of distributions to the Shareholders and expenses of the Master Fund;
     (f) To make any elections on behalf of the Master Fund under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Master Fund; and
     (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Shares (not including Shares owned by the Managing Owner) is not obtained.
     4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:
     (a) Devote such of its time to the business and affairs of the Master Fund as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Master Fund for the benefit of the Master Fund and the Limited Owner;
     (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Master Fund and for the conduct of its business in all appropriate jurisdictions;
     (c) Retain independent public accountants to audit the accounts of the Master Fund;
     (d) Employ attorneys to represent the Master Fund;
     (e) Select the Master Fund’s Trustee, Administrator, and Commodity Brokers;
     (f) Use its best efforts to maintain the status of the Master Fund as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;
     (g) Monitor the brokerage fees charged to the Master Fund, and the services rendered by futures commission merchants to the Master Fund, to determine whether the fees paid by, and the services rendered to the Master Fund for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Master Fund. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Limited Owner, which notice shall include a description of the Limited Owner’s voting rights as set forth in Section 8.2 hereof and a description of the Limited Owner’s redemption rights as set forth in Section 7.1 hereof.
     (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Master Fund, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Master Fund and in resolving conflicts of interest.
     (i) Refuse to recognize any attempted transfer or assignment of a Share that is not made in accordance with the provisions of Article V; and
     (j) Perform such other services as the Managing Owner believes that the Master Fund may from time to time require.
     4.4 General Prohibitions. The Master Fund shall not:
     (a) Borrow money from or loan money to any Shareholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Master Fund is prohibited from incurring any indebtedness on a non-recourse basis;
     (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, charge, security interest or encumbrance, except: (i) the right and/or obligation of a Commodity Broker to close out sufficient Commodities positions of the Master Fund so as to restore the Master Fund’s account to proper margin status in the event that the Master Fund fails to meet a Margin Call; (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance; (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by GAAP, and liens arising under ERISA;
     (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;
     (d) Engage in Pyramiding of its Commodities positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Commodities positions;
     (e) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;
     (f) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;
     (g) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Shares) which has a term of more than one (1) year and which does not provide that it may be canceled by the Master Fund without penalty on sixty

(60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;
     (h) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;
     (i) Enter into any exclusive brokerage contract; and
     (j) Cause the Master Fund to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
     4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Master Fund or to any Shareholder or other Covered Person for any loss suffered by the Master Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Master Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of the Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Master Fund without any rights of contribution from the Managing Owner or any other Covered Person.
     4.6 Fiduciary Duty.
     (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Master Fund’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) of the Master Fund pursuant to Section 11.1(a) below.
     (b) Unless otherwise expressly provided herein:
     (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Master Fund or any Shareholder or any other Person, on the other hand; or
     (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Master Fund, any Shareholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.
     (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Master Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Master Fund, it shall have no duty to communicate or offer such opportunity to the Master Fund, and the Managing Owner shall not be liable to the Master Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Master Fund. Neither the Master Fund nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the Master Fund relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Master Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Master Fund, the Shareholders or any Affiliate of the Master Fund or the Shareholders.
          4.7 Indemnification of the Managing Owner.
     (a) The Managing Owner shall be indemnified by the Master Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Fund, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Fund and has determined, in good faith, that such course of conduct was in the best interests of the Master Fund and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be from assets of the Master Fund.
     (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Master Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.
     (c) The Master Fund shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
     (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Managing Owner shall be paid by the Master Fund in advance of the final disposition of such action, suit or proceeding: if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Master Fund; (ii) the legal action is initiated by a third party who is not the Limited Owner or the legal action is initiated by the Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Master Fund in cases in which it is not entitled to indemnification under this Section 4.7.
     (e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Master Fund and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.
     (f) In the event the Master Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with the Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Master Fund business, the Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Master Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.
          4.8 Expenses and Limitations Thereon. (a) Organizational and Operating Expenses.
     (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Master Fund and sale of Shares during or prior to the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Master Fund to the Managing Owner, without interest, in up to 72 monthly payments during each of the first 72 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Master Fund and sale of Shares during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 72nd month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Master Fund terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.
     (ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Master Fund to the Managing Owner, without interest, in up to 72 monthly payments during each of the first 72 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Shares during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 72nd month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Master Fund terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.
     (iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of [2.50%] of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 72 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Master Fund to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed [0.50%] per annum of the Net Asset Value of the Master Fund. Notwithstanding anything else contained herein, in the event the Managing Owner is removed pursuant to Section 8.2(d)(ii) hereof, all Organization and Offering Expenses shall be immediately repaid to the Managing Owner or arrangements for such payment shall be made to the satisfaction of the Managing Owner in its sole discretion.
     (iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Master Fund and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes; (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period; (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period; (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period; (v) accounting, licensing fees, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.
     (b) Routine Operational, Administrative and Other Ordinary and Extraordinary Expenses. All ongoing charges, costs and expenses of the Master Fund’s operation, including, but not limited to, the routine expenses associated with: (i) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities; (ii) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (iii) Master Fund meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Baskets; (v) routine services of the Trustee, legal counsel and independent accountants; (vi) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vii) postage and insurance; (viii) client relations and services; (ix) computer equipment and system maintenance; (x) the Management Fee and licensing fees; (xi) required payments to any other service providers of the Master Fund pursuant to any applicable contract; and (xii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Master Fund.
     (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Master Fund for which payment the Master Fund is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Master Fund in its capacity as the managing owner of the Master Fund, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

     (d) The Master Fund hereby assumes all of the Limited Owner’s expenses and costs of each and every type whatsoever, which shall be deemed to be and treated for all purposes of this Trust Agreement as expenses and costs of the Master Fund.
     4.9. Compensation of the Managing Owner. The Master Fund shall pay to the Managing Owner, monthly in arrears, a management fee in an amount equal to 0.0625% (0.75% per annum) (the “Management Fee”) of the Master Fund’s Net Asset Value as of the end of each month. The Managing Owner shall, in its capacity as a Shareholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.
     4.10 Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Master Fund, shall not be deemed wrongful or improper.
     4.11 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Master Fund only upon one hundred and twenty (120) days’ prior written notice to the Limited Owner and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, the Limited Owner may appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Master Fund. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its General Shares at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.
     4.12 Authorization of Registration Statement. The Limited Owner hereby agrees that the Master Fund, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement and the Prospectus included therein on behalf of the Master Fund without any further act, approval or vote of the Limited Owner, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.
     4.13 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Master Fund’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Master Fund’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.
ARTICLE V
TRANSFERS OF SHARES
     5.1 Transfer of Managing Owner’s General Shares.
     (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s Shares shall be purchased by the Master Fund for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Master Fund merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a Trustee, receiver or liquidator for itself or of all or any substantial part of its properties.
     (b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owner of its right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Shares, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Shares to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).
     (c) Upon assignment of all of its Shares, the Managing Owner shall not cease to be a Managing Owner of the Master Fund, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Master Fund under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Master Fund, has been admitted to the Master Fund.
     5.2 Transfer of Limited Shares.
     (a) The Managing Owner reserves the right to permit or deny, in its sole discretion, any written requests from the Limited Owner with respect to transferring Limited Shares. Permitted assignees of the Limited Owner shall be admitted as a substitute Limited Owner pursuant to this Article V only upon the Managing Owner’s prior written consent.
     (i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.2(b) below are satisfied, then the Managing Owner shall admit permitted assignees into the Master Fund as a Limited Owner by making an entry on the books and records of the Master Fund reflecting that such permitted assignees have been admitted as a Limited Owner, and such permitted assignees will be deemed a Limited Owner at such time as such admission is reflected on the books and records of the Master Fund.
     (ii) A permitted assignee is a Person to whom a Limited Owner has assigned its Limited Shares with the consent of the Managing Owner, as provided below in Section 5.2(d) but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Master Fund’s transactions or to inspect the Master Fund’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which its assignor would otherwise be entitled as set forth in Section 5.2(d) below to the extent of the Limited Shares assigned. The Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of the Limited Owner, regardless of whether its permitted assignee becomes a substituted Limited Owner.
     (iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of its Limited Shares.

     (b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Shares shall have the right to become a substituted Limited Owner in place of its assignor unless all of the following conditions are satisfied:
     (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.2(d)(i).
     (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Master Fund setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in its place;
     (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including the execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and
     (iv) Upon the request of the Managing Owner, an opinion of the Master Fund’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Master Fund’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.
     (c) Any Person admitted as a Shareholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.
     (d) Subject to the provisions of Section 5.2(e) below and to the provisions of this Section generally, a Limited Owner, subject to the Managing Owner’s consent, may have the right to assign all or any of its Limited Shares to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Master Fund and recorded on the books thereof. An assignee of a Limited Share (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner may withhold in its sole discretion. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by the Managing Owner in connection with the foregoing, provided it acted in good faith.
     (i) Except as specifically provided in this Trust Agreement, a permitted assignee of a Share shall be entitled to receive distributions attributable to the Share acquired by reason of such assignment from and after the effective date of the assignment of such Share to the assignee. The “effective date” of an assignment of a Limited Share shall be determined by the Managing Owner in its sole discretion.
     (ii) Anything herein to the contrary notwithstanding, the Master Fund and the Managing Owner shall be entitled to treat the permitted assignor of such Share as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the assignor, until such time as the written assignment has been received by, and recorded on the books of, the Master Fund.
     (iii) No assignment or transfer of a Share may be made which would result in the Limited Owner and permitted assignees of the Limited Owner owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Share transferred shall be deemed sold by the transferor to the Master Fund immediately prior to such transfer.
     (e) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.
     (f) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code Section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.
     (g) The Limited Owner hereby agrees to indemnify and hold harmless the Master Fund and each Shareholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by the Limited Owner in violation of any provision contained in this Section 5.2.
     (h) A transferee of a Master Fund interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Master Fund interest so transferred; provided, however, that if the transfer is found to cause a termination of the partnership under Section 708(b)(1)(B) of the Code, the Master Fund’s properties shall be deemed to have been distributed in liquidation of the Master Fund to the Shareholders (including any transferee) pursuant to Article VIII (after adjusting the balance of the Capital Accounts of Shareholders as provided in Section 6.1) and recontributed by such Shareholders in reconstitution of the Master Fund. Any such deemed distribution shall be treated as an actual distribution for purposes of this Agreement.
ARTICLE VI
DISTRIBUTIONS AND ALLOCATIONS
     6.1 Capital Accounts. The Master Fund shall maintain for each Shareholder (which includes beneficial owners of Master Fund interests where information regarding the identity of such owner has been furnished to the Master Fund in accordance with Section 6031(c) or the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Master Fund interest a separate Capital Account with respect to such Master Fund interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of each Shareholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the Master Fund interest and all items of Master Fund income and gain computed and allocated to the Master Fund Shares in accordance with this Agreement and (ii) decreased by the amount of cash distributions made with respect to such Master Fund interest and all items of Master Fund deduction and loss computed and allocated in accordance with this Agreement.
     (a) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Shares for cash, the Capital Accounts of all Shareholders shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Shareholders at such time pursuant to Section 6.3.
     (b) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Shareholder’s Shares, the Capital Accounts of all Shareholders shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Shareholders at such time pursuant to Section 6.3.
     6.2 Monthly Closing of Books. Within 45 days after the end of each calendar month or such shorter period as required for the final closing of the books for the taxable year, the Master Fund shall conduct an interim closing of the books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Master Fund shall determine the amount of Profit and Loss attributable to that calendar month. Profits and Losses shall be determined in accordance with the accounting methods followed by the Master Fund for federal income tax purposes.
     6.3 Monthly Allocations. All allocations to Shareholders of items included within the Master Fund’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as shareholders as of the close of the last trading day of the preceding month, as follows:
     (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Shareholders in accordance with their respective Percentage Interests.
     (b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3(a) which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Shareholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Shareholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Shareholder. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Shareholders in accordance with their Percentage Interests as quickly as possible.
     (c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(ii)(d)(4), (5) or (6), items of Master Fund income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).
     (d) Notwithstanding any other provision of this Agreement, upon or prior to the issuance of additional Shares, the Managing Owner shall have the sole and complete discretion, without the approval of any other Shareholder, to amend any provision of this Article VI in any manner as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Shares.

     6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Master Fund asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under Section 743(b) of the Code, the Master Fund is authorized (but not required) to adopt a convention whereby the price paid by a transferee of Shares will be deemed to be the lowest quoted closing price of the Shares on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2 without regard to the actual price paid by the transferee.
     6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.
     (a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Master Fund shall be allocated among the Shareholders in accordance with their respective Percentage Interests.
     (b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Shareholders as follows:
     (i) Items attributable to an Adjusted Property will be allocated among the Shareholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the Adjusted Property and the allocations thereof pursuant to Section 6.3(a) and (b).
     (ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under Section 704(c) principles to the allocations provided under this Section.
     (iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Shareholders pursuant to Section 6.3(b) shall be allocated to the other Shareholders in the same manner and to the same extent provided in this Section 6.5(b).
     (iv) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).
     (c) The tax allocations prescribed by this Section 6.5 shall be made to each holder of a Share whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.5, tax allocations shall be made to the Managing Owner’s Shares on a Share-equivalent basis.
     (d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a

Shareholder’s book capital account and its tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.
     (e) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders (subject to the same limitation).
     6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Master Fund for federal income tax purposes and allocated to Shareholders in accordance with the provisions of this Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Master Fund; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.
     6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Shares; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all of the Shareholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.
     6.8 Admissions of Shareholders; Transfers. For purposes of this Article VI, items of the Master Fund’s income, gain, loss, deduction and credit attributable to a transferred Share shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Shareholders who own the Shares as of the close of the Exchange on the last day of the month in which the transfer is recognized by the Master Fund; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Master Fund shall be allocated to the Shareholders who own Shares as of the close of the Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determine necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.
     6.9 Liability for State and Local and Other Taxes. In the event that the Master Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Master Fund shall be obligated to pay such taxes to such jurisdiction. In the event that the Master Fund shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Shareholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Master Fund to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Master Fund, any taxes so required to be withheld and paid over by the Master Fund within ten (10) days after the Managing Owner’s request therefor. Such Shareholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Shares of the foreign Shareholder as necessary to satisfy) interest on the amount of taxes paid over by the Master Fund to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Master Fund to the Shareholder in respect of its Shares so redeemed, or in respect of any other actual distribution by the Master Fund to such Shareholder, shall be reduced by any obligations owed to the Master Fund by the Shareholder, including, without limitation, the amount of any taxes required to be paid over by the Master Fund to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Master Fund from any actual distribution or redemption payment to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.
     6.10 Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.
ARTICLE VII
REDEMPTIONS
     7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures agreed from time-to-time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the redemption of Redemption Baskets.
     (a) On any Business Day, a Shareholder may redeem one or more Redemption Baskets by delivering a request for redemption to the Managing Owner (such request a “Redemption Order”) in accordance with such procedures as the Managing Owner shall from time-to-time determine.
     (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.
     (c) Subject to deduction of any tax or other governmental charges due thereon, if any, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.
     (d) By noon New York time on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution by means of such procedures as the Managing Owner shall determine from time-to-time. If by such Redemption Settlement Time, the Managing Owner has not received from a redeeming Shareholder all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Shareholder and (ii) keep the Shareholder’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Managing Owner’s account by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time, the Managing Owner has not received from the redeeming Shareholder all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended

Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account if the Shareholder has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.
     (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date: (i) for any period during which the Exchange is closed other than customary weekend and holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Master Fund’s assets is not reasonably practicable, or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Limited Owner. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
     (f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled.
     (g) Baskets may not be redeemed during the Initial Offering Period.
     7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.
ARTICLE VIII
THE LIMITED OWNER
     8.1 No Management or Control; Limited Liability. The Limited Owner shall not participate in the management or control of the Master Fund’s business nor shall it transact any business for the Master Fund or have the power to sign for or bind the Master Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, the Limited Owner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Master Fund in excess of its Capital Contribution plus its share of any Trust Estate in which the Limited Owner owns a share and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Share owned by the Limited Owner shall be fully paid and no assessment shall be made against the Limited Owner. No salary shall be paid to the Limited Owner in its capacity as the Limited Owner, nor shall the Limited Owner have a drawing account or earn interest on its contribution.
     8.2 Rights and Duties. The Limited Owner shall have the following rights, powers, privileges, duties and liabilities:
     (a) The Limited Owner shall have the right to obtain from the Managing Owner information of all things affecting the Master Fund, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Fund, including, without limitation, such reports as are set forth in Article IX. The foregoing rights are in addition to, and do not limit, other remedies available to the Limited Owner under U.S. federal or state law.
     (b) The Limited Owner shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

     (c) Except for the Limited Owner’s redemption rights set forth in Article VII hereof, the Limited Owner shall have the right to demand the return of its Capital Account only upon the dissolution and winding up of the Master Fund and only to the extent of funds available therefor. In no event shall the Limited Owner be entitled to demand or receive property other than cash. The Limited Owner shall not have any right to bring an action for partition against the Master Fund.
     (d) The Limited Owner may (i) continue the Master Fund as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters, (iv) approve a material change in investment policies, as set forth in the Prospectus, (v) approve the termination of any agreement entered into between the Master Fund and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v), in each instance on sixty (60) days’ prior written notice.
     Except as set forth above, the Limited Owner shall have no voting or other rights with respect to the Master Fund.
     8.3 Limitation on Liability.
     (a) Except as provided in Sections 4.7(f), 5.2(g) and 6.9 hereof, and as otherwise provided under Delaware law, the Limited Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Master Fund in excess of his Capital Contribution and its share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s participant agreement delivered in connection with its purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Master Fund shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.
     (b) The Master Fund shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because it is a beneficial owner of Shares as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.9 hereof).
     (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Master Fund and that the obligations of such instrument are not binding upon the Limited Owner individually but are binding only upon the assets and property of the Master Fund, and no resort shall be had to the Limited Owner’s personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owner individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Master Fund to the extent set forth in Section 3.3 and 3.4 hereof.

ARTICLE IX
BOOKS OF ACCOUNT AND REPORTS
     9.1 Books of Account. Proper books of account for the Master Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Master Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Master Fund and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Fund, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Master Fund shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.
     9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to the Limited Owner by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to the Limited Owner by any other governmental authority which has jurisdiction over the activities of the Master Fund and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.
     9.3 Tax Information. Appropriate tax information (adequate to enable the Limited Owner to complete and file its U.S. federal tax return) shall be delivered to the Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 30.
     9.4 Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time-to-time.
     9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six (6) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; and copies of the Master Fund’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six (6) Fiscal Years copies of any effective written Trust Agreements, participant agreements and any financial statements of the Master Fund. The Managing Owner may keep and maintain the books and records of the Master Fund in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.
     9.6 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to the Limited Owner; however, such certificates shall be maintained at the principal office of the Master Fund and shall be available for inspection and copying by the Limited Owner in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

     9.7 Registration of Shares. The Managing Owner shall keep, at the Master Fund’s principal place of business, a Share register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Shares and of transfers of Shares. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Share shall be registered in the Share register as the Shareholder of such Share for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.
ARTICLE X
FISCAL YEAR
     10.1 Fiscal Year. The Master Fund initially will adopt the calendar year as its taxable year (“Fiscal Year”). The first Fiscal Year of the Master Fund shall commence on the date of filing of the Certificate of Trust. If, after commencement of operations, applicable tax rules require the Master Fund to adopt a taxable year other than the calendar year, then Fiscal Year shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Master Fund shall terminate shall end on the date of termination.
ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS
     11.1 Amendments to the Trust Agreement.
     (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by any Limited Owner holding Shares equal to at least ten percent (10%) of the Net Asset Value of the Master Fund. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of the Limited Owners and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owner as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of the Limited Owners, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the Shareholders required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the Capital Account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.
     (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owner, make such amendments to this Trust Agreement which: (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owner; (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus; or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof: (A) is not adverse to the interests of the Limited Owner; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owner or between the Limited Owner and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owner, as described in Article VIII hereof or the status of the Master Fund as a partnership for U.S. federal income tax purposes. Furthermore, (i) amendments to this Trust Agreement which adversely affect the rights of Limited Owner, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Master Fund pursuant to Section 13.1(f) below and (iv) any material changes in the Master Fund’s basic investment policies or structure, shall occur in each case only upon the written approval or affirmative vote of the Limited Owner holding Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.
     (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owner, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Unrealized Gain, Unrealized Loss and distributions among the Shareholders if the Master Fund is advised at any time by the Master Fund’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Master Fund and the Limited Owner, and no such new allocation shall give rise to any claim or cause of action by the Limited Owner.
     (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.
     (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owner is permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.
     (f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Master Fund is a party until the Trustee has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Master Fund is a party and does not conflict with or violate any other agreement to which the Master Fund is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

     (g) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.
     11.2 Meetings of the Master Fund. Meetings of the Shareholders of the Master Fund may be called by the Managing Owner and will be called by it upon the written request of the Limited Owner. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Shareholders of the Master Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owner for the debts of the Master Fund. Shareholders may vote in person or by proxy at any such meeting.
     11.3 Action without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Master Fund or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, then the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Master Fund within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Master Fund shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Master Fund in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.
ARTICLE XII
TERM
     12.1 Term. The term for which the Master Fund is to exist shall commence on the date of the filing of the Certificate of Trust and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.
ARTICLE XIII
TERMINATION
     13.1 Events Requiring Dissolution of the Master Fund. The Master Fund shall dissolve at any time upon the happening of any of the following events:

     (a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”), unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Master Fund or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Master Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Master Fund is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Master Fund and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, the Limited Owner may elect to continue the business of the Master Fund by forming a new statutory trust (the “Reconstituted Master Fund”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Master Fund). Any such election must also provide for the election of a Managing Owner to the Reconstituted Master Fund. If such an election is made, the Limited Owner of the Master Fund shall be bound thereby and continue as the Limited Owner of the Reconstituted Master Fund.
     (b) The occurrence of any event which would make unlawful the continued existence of the Master Fund.
     (c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.
     (d) The Master Fund becomes insolvent or bankrupt.
     (e) The Limited Owner determines to dissolve the Master Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.
     (f) The determination of the Managing Owner that the aggregate net assets of the Master Fund in relation to the operating expenses of the Master Fund make it unreasonable or imprudent to continue the business of the Master Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Master Fund because the aggregate Net Asset Value of the Master Fund as of the close of business on any Business Day declines below $5 million.
     (g) The Master Fund is required to be registered as an investment company under the Investment Company Act of 1940, as amended.
     13.2 Distributions on Dissolution. Upon the dissolution of the Master Fund, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the Limited Owner may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Master Fund. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Master Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Master Fund (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders; and (b) to the Managing Owner and the Limited Owner pro rata in accordance with each of its positive book Capital Account balance, less any amount owing by such Shareholder to the Master Fund, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders pursuant to Article VI. After the distribution of all remaining assets of the Master Fund, the Managing Owner will contribute to the Master Fund an amount equal to the lesser of (i) the deficit balance, if any, in its book Capital Account, and (ii) the total Capital Contributions of the Limited Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Master Fund to its creditors, and the balance, if any, shall be distributed to those Shareholders whose book Capital Account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book Capital Account balances.
     13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Master Fund, the Master Fund shall terminate and the Managing Owner or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Master Fund as a separate legal entity shall continue until the filing of such certificate of cancellation.
ARTICLE XIV
POWER OF ATTORNEY
     14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, the Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the participant agreement, or in such other form as may be prescribed by the Managing Owner. The Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for the Limited Owner with full power and authority to act in its name and on its behalf in the execution, acknowledgment, filing and publishing of Master Fund documents, including, but not limited to, the following:
     (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Master Fund as a business Master Fund in the jurisdictions in which the Master Fund may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Master Fund or the Shareholders under the laws of any jurisdiction;
     (b) Any instrument which may be required to be filed by the Master Fund under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and
     (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Master Fund, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Master Fund, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.
     14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner:
     (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the dissolution, liquidation or termination of the Limited Owner;
     (b) May be exercised by the Managing Owner for the Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and
     (c) Shall survive the delivery of an assignment by the Limited Owner of the whole or any portion of its Limited Shares; except that where the assignee thereof has been approved by the Managing Owner for admission to the Master Fund as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.
     The Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.
     14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of the Limited Owner in any situation in which this Trust Agreement requires the approval of the Limited Owner unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
ARTICLE XV
MISCELLANEOUS
     15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Master Fund, the Trustee, the Managing Owner, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to Master Funds which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges; (b) affirmative requirements to post bonds for Trustees, officers, agents, or employees of a Master Fund; (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (d) fees or other sums payable to Trustees, officers, agents or employees of a Master Fund; (e) the allocation of receipts and expenditures to income or principal; (f) restrictions or limitations on the permissible nature, amount or concentration of Master Fund investments or requirements relating to the titling, storage or other manner of holding of Master Fund assets; or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Master Fund. The Master Fund shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Master Fund may exercise all powers that are ordinarily exercised by such a Master Fund under Delaware law. The Master Fund specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Master Fund may not exercise such power or privilege or take such actions.
     15.2 Provisions In Conflict With Law or Regulations.
     (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.
     (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.
     15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.
     15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Managing Owner to the Limited Owner) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Master Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Managing Owner in writing.
     15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.
     15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Master Fund and the Managing Owner may rely upon the Master Fund records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Master Fund and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owner and assignees shall be bound by such determination.
     15.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Shareholders shall not have legal title to any part of the Trust Estate.
     15.8 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Master Fund Estate.
     15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     15.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to GreenHaven Commodity Services, LLC.
     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

CSC TRUST COMPANY OF DELAWARE,
as Trustee

By:	/s/

Name:
Title:

GREENHAVEN COMMODITY SERVICES, LLC,
as Managing Owner

By:	/s/

Name:
Title:

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND,
as Limited Owner

By: GreenHaven Commodity Services, LLC, its sole Managing Owner

By:	/s/

Name:
Title:

EXHIBIT A
CERTIFICATE OF TRUST
OF
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
     This Certificate of Trust of GreenHaven Continuous Commodity Index Master Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).
1. Name. The name of the statutory trust formed by this Certificate of Trust is GreenHaven Continuous Commodity Index Master Fund.
2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are CSC Trust Company of Delaware, 2711 Centerville Road, Suite 210, Wilmington, DE 19808.
3. Effective Date. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

CSC TRUST COMPANY OF DELAWARE,
not in its individual capacity but solely as Owner Trustee of the Trust

By:	/s/

Name:
Title:

EXHIBIT A-2
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
DECLARATION OF TRUST
AND TRUST AGREEMENT
     THIS DECLARATION OF TRUST AND TRUST AGREEMENT (the “Trust Agreement”) of GreenHaven Continuous Commodity Index Fund (the “Trust”) is made and entered into as of the day of October, 2006, by and among GreenHaven Commodity Services, LLC, a Delaware limited liability company (the “Managing Owner”), CSC Trust Company of Delaware, a Delaware corporation (the “Trustee”), and the unitholders from time to time hereunder (the “Unitholders”).
RECITALS
     WHEREAS, the Trust was formed on October ___, 2006, pursuant to the execution and filing by the Trustee of the Certificate of Trust; and
     WHEREAS, the Trustee and the Managing Owner desire to set forth guidelines regarding the operations of the Trust and certain other matters.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee and the Managing Owner hereby agree as follows:
ARTICLE I
DEFINITIONS; THE TRUST
     1.1. Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:
     “Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Managing Owner.
     “Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.
     “Basket” means a Creation Basket or a Redemption Basket, as the context may require.

     “Beneficial Owners” shall have the meaning assigned to such term in Section 3.4(d).
     “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.
     “Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.
     “CE Act” means the Commodity Exchange Act, as amended.
     “Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.
     “CFTC” means the Commodity Futures Trading Commission.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.
     “Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.
     “Conflicting Provisions” shall have the meaning assigned to such term in Section 15.2(a).
     “Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Limited Units may be sold in Baskets pursuant to this Trust Agreement.
     “Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at, 2711 Centerville Road, Wilmington, Delaware 19808, Attention: Corporate Trust.
     “Covered Person” means the Trustee, the Managing Owner and their respective Affiliates.
     “Creation Basket” means the minimum number of Limited Units that may be created at any one time, which shall be 50,000 or such greater or lesser number as the Managing Owner may determine from time to time.
     “Creation Basket Capital Contribution” means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation

Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities is traded, whichever is later, on the Purchase Order Subscription Date.
     “Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.
     “Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Units as may be selected by the Managing Owner as specified herein.
     “Depository Agreement” means the Letter of Representations from the Managing Owner to the Depository, dated as of            , as the same may be amended or supplemented from time to time.
     “Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Managing Owner.
     “DTC” shall have the meaning assigned to such term in Section 3.4(b).
     “DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).
     “Exchange” means the American Stock Exchange or, if the Limited Units shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which the Units are principally traded, as determined by the Managing Owner.
     “Expenses” shall have the meaning assigned to such term in Section 2.4.
     “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.
     “Fiscal Year” shall have the meaning set forth in Article X hereof.
     “Global Security” means the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.
     “Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.
     “Index Commodities” means the underlying Commodities which comprise the Continuous Commodity Total Return Index (CCI-TR), as described in the Prospectus.
     “Indirect Participants” shall have the meaning assigned to such term in Section 3.4(c).
     “Initial Offering Period” means the period commencing with the initial effective date of the Prospectus and terminating no later than the ninetieth (90) day following such date unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.

     “Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.
     “Limited Owner” means any person or entity that is or becomes a Beneficial Owner of Limited Units.
     “Liquidating Trustee” shall have the meaning assigned to such term in Section 13.2.
     “Managing Owner” means GreenHaven Commodity Services, LLC, or any substitute therefore as provided herein, or any successor thereto by merger or operation of law.
     “Master Fund Shares” means the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, GreenHaven Continuous Commodity Index Master Fund, a Delaware statutory trust.
     “Net Asset Value” at any time means the total assets in the Trust Estate, determined on the basis of generally accepted accounting principles in the United States (“GAAP”), consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.
     “Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit by the number of Limited Units comprising a Basket at such time.
     “Net Asset Value Per Unit” means the Net Asset Value divided by the number of Units outstanding on the date of calculation.
     “NFA” means the National Futures Association.
     “Order Cut-Off Time” means 10:00 am, New York time, on a Business Day.
     “Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iv).
     “Participant” means a Person that is a DTC Participant and has entered into a Participant Agreement which, at the relevant time, is in full force and effect.
     “Participant Agreement” means an agreement among the Trust, the Managing Owner and a Participant, substantially in the form of Exhibit C hereto, as it may be amended or supplemented from time to time in accordance with its terms.
     “Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.
     “Profits and Losses” means the profits and losses of the Trust, each as determined in accordance with U.S. generally accepted accounting principles, consistently applied.

     “Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.
     “Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.3(a)(i).
     “Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.3(a)(i).
     “Reconstituted Trust” shall have the meaning assigned to such term in Section 13.1(a).
     “Redemption Basket” means the minimum number of Limited Units that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Units constituting a Creation Basket on the relevant Redemption Order Date.
     “Redemption Distribution” means the cash delivered in satisfaction of redemption of a Redemption Basket as specified in Section 7.1(c).
     “Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).
     “Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).
     “Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).
     “Registration Statement” means a registration statement on Form S-1, as it may be amended from time to time, filed with the SEC pursuant to which the Trust registered the Limited Units, as the same may at any time and from time to time be further amended or supplemented.
     “SEC” means the Securities and Exchange Commission.
     “Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner or an Affiliate of the Managing Owner, who pays any portion of the Organizational and Offering Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.
     “Subscribing Participant” means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Units that has not yet been filled or accepted by the Trust.
     “Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).
     “Transaction Fee” shall have the meaning assigned thereto in Section 3.3(d).

     “Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
     “Trust” means GreenHaven Continuous Commodity Index Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.
     “Trust Agreement” means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.
     “Trustee” means CSC Trust Company of Delaware or any substitute therefore as provided herein, acting not in its individual capacity but solely as trustee of the Trust.
     “Trust Estate” means all property and cash held by the Trust, and all proceeds therefrom.
     “Unitholders” means the Managing Owner and all Limited Owners, as holders of Units, where no distinction is required by the context in which the term is used.
     “Units” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units.
     1.2. Name. The name of the Trust is “GreenHaven Continuous Commodity Index Fund,” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.
     1.3. Delaware Trustee; Business Offices.
     (a) The sole Trustee of the Trust is CSC Trust Company of Delaware, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event CSC Trust Company of Delaware resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.
     (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326.
     1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 in bank accounts in the name of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association. The Managing Owner shall not be liable to any person for the failure of the Trust to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.
     1.5. Purposes and Powers. The purposes of the Trust shall be to acquire, hold and redeem Master Fund Shares and to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes. The Trust shall not engage in any other business or activity and shall not acquire or own any other assets or take any of the actions set forth in Section 4.4. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement. Nothing in this Agreement shall be construed to give the Trustee or the Managing Owner the power to vary the investment of the Beneficial Owners within the meaning of Treasury Regulation Section 301.7701-4(c) or similar or successor provisions of United States Treasury Regulations under the Code, nor shall the Managing Owner take any action that would vary the investment of the Beneficial Owners.
     1.6. Tax Treatment.
     (a) Each of the parties hereto, by entering into this Trust Agreement directly, or indirectly as a purchaser of units in GREENHAVEN CONTINUOUS COMMODITY INDEX FUND, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Fund as a partnership in which each of the Shareholders thereof is a partner, either directly or indirectly, by virtue of holding units in GREENHAVEN CONTINUOUS COMMODITY INDEX FUND, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.
     (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Fund, shall prepare or cause to be prepared and filed tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation: (i) the power to conduct all audits and other administrative proceedings with respect to tax items; (ii) the power to extend the statute of limitations for all Shareholders with respect to tax items; (iii) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment; and (iv) the power to enter into a settlement with the IRS on behalf of, and binding upon, the Limited Owner. The designation made by each Shareholder in this Section 1.6(b), either directly or indirectly as a holder of units in GREENHAVEN CONTINUOUS COMMODITY INDEX FUND, is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.
     (c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.
     1.7. General Liability of the Managing Owner.
     (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate for payment or satisfaction thereof.
     (b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust.
     1.8. Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Unitholder) as nominee.

ARTICLE II
THE TRUSTEE
     2.1. Term; Resignation.
     (a) CSC Trust Company of Delaware has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.
     The trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Managing Owner. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficial Owners, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement.
     (b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.
     2.2. Powers. Except to the extent expressly set forth in Section 1.3(a) and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.
     2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.
     2.4. Indemnification. The Managing Owner agrees (and any additional Managing Owner admitted pursuant to Section 4.2(g) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless CSC Trust Company of Delaware (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence, willful misconduct or recklessness of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.
     2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.
     2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, CSC Trust Company of Delaware acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against CSC Trust Company of Delaware by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence, willful misconduct or recklessness. In particular, but not by way of limitation:

     (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;
     (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;
     (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;
     (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Participant;
     (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
     (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party; and
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to CSC Trust Company of Delaware (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Trust Company of Delaware (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;
     (i) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and
     (ii) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.
     2.7. Reliance; Advice of Counsel.
     (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
     (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.
     2.8. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.
ARTICLE III
UNITS; CAPITAL CONTRIBUTIONS
     3.1. General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units from time to time as it deems necessary or desirable. The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Units for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Units initially shall be divided into two classes: General Units and Limited Units. Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.
     3.2. Offer of Limited Units.
     (a) Initial Offering Period. During the Initial Offering Period, the Trust shall offer Limited Units to Participants in Creation Baskets pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, at an offering price of $30 per Limited Unit ($1.5 million per Creation Basket), up to a maximum of 10 million Limited Units ($300 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.
     (b) Effect of the Sale of at least 200,000 Limited Units. In the event that at least 200,000 Limited Units (4 Creation Baskets) are sold during the Initial Offering Period, the Managing Owner will admit all accepted Subscribing Participants pursuant to the Prospectus into the Trust as Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and otherwise in accordance with Sections 3.3 and 3.4 of this Trust Agreement with the Participant Agreements.
     (c) Effect of the Sale of Less than 200,000 Limited Units. In the event that at least 200,000 Limited Units (4 Creation Baskets) are not sold during the Initial Offering Period, all proceeds of the sale of Limited Units, together with any interest earned thereon, will be returned to the Subscribing Participants on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven (7) days after the conclusion of the Initial Offering Period for the Units. Such action will terminate the Trust.
     (d) Offer of Limited Units After Initial Offering Period. In the event that 200,000 or more of the Limited Units are sold during the Initial Offering Period for the Units, the Trust may continue to offer Limited Units to Participants in Creation Baskets and admit additional Limited Owners and/or accept additional contributions from existing Limited Owners pursuant to the Prospectus, Sections 3.3 and 3.4 of this Trust Agreement and the Participant Agreements.
     3.3. Procedures for Creation and Issuance of Creation Baskets.
     (a) General. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement

(and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of additional Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.
     (i) On any Business Day, a Participant may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by a Participant, a “Purchase Order Subscription Agreement”) in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will maintain and make available at the Trust’s principal offices during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.
     (ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.3(c).
     (iii) After accepting a Participant’s Purchase Order Subscription Agreement, the Managing Owner will issue and deliver Creation Baskets to fill a Participant’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.
     (b) Deposit with the Depository. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order Subscription Agreement.
     (c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to Limited Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

     (d) Transaction Fee. A non-refundable transaction fee will be payable by a Participant to the Managing Owner for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $500, but may be changed as provided below. Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Managing Owner, but will not in any event exceed [0.10%] of the Net Asset Value Per Basket at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Managing Owner shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Units until thirty (30) days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.
     (e) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.4. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust.
     3.4. Book-Entry-Only System, Global Security.
     (a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Units. Limited Units will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Units will be issued. The Global Security shall be in the form attached hereto as Exhibit B and shall represent such Limited Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Units from time to time endorsed thereon and that the aggregate amount of outstanding Limited Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

     (b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”
     (c) The Depository. The Depository has advised the Trust and the Managing Owner as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).
     (d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Managing Owner on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Limited Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Limited Units (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Limited Units a written confirmation relating to their purchase of Limited Units.
     (e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Units, references herein to the registered or record owners of Limited Units shall mean Cede & Co. and shall not mean the Beneficial Owners of

Limited Units. Beneficial Owners of Limited Units will not be entitled to have Limited Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Units under this Agreement. Accordingly, to exercise any rights of a holder of Limited Units under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Managing Owner understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Units, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Units through it, with each successive Indirect Participant continuing to notify each person holding Limited Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Limited Units is held.
     (f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Limited Units for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be affected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Limited Unit holdings of each DTC Participant. The Trust shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Limited Units, directly or indirectly, through such DTC Participant. The Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.
     (g) Distributions. Distributions on Limited Units pursuant to Section 3.9 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Units as shown on the records of the Depository or its nominee. The Trust and the Managing Owner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Trustee or the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial

Owners, or payments made on account of beneficial ownership interests in Limited Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Limited Units.
     (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Managing Owner, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability on the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as expressly provided in this Agreement.
     (i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.
     3.5. Escrow Agreement. All proceeds from the sale of Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account with an escrow agent to be selected by the Managing Owner until the conclusion of the Initial Offering Period. In the event subscriptions for at least 200,000 Units are received and accepted during the Initial Offering Period, all interest earned on the proceeds of subscriptions from accepted Subscribing Participants for Limited Units during its Initial Offering Period will be contributed to the Trust, for which the Limited Owners will receive additional Units on a pro rata basis (taking into account time and amount of deposit).
     3.6. Termination of the Trust. If the minimum number of Units being offered are not sold during the Initial Offering Period, then the Trust shall be terminated in accordance with Section 3808(e) of the Delaware Trust Statute, and the Trustee, at the expense and direction of the Managing Owner, shall cause the certificate of cancellation required by Section 3810 of the Delaware Trust Statute to be filed.
     3.7. Assets. All consideration received by the Trust for the issue or sale of Units together with all of the Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.
     3.8. Liabilities. The Trust Estate shall be charged with the liabilities of the Trust; and all expenses, costs, charges and reserves attributable to the Trust. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders.
     3.9. Distributions.
     (a) Distributions on Units may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders, from such of the income and capital gains, accrued or realized, from the Trust Estate, after providing for actual and accrued liabilities. All distributions on Units thereof shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.4(g). Such distributions may be made in cash or Units as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.
     (b) The Units shall represent units of beneficial interest in the Trust Estate. Each Unitholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.9(a).
     3.10. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of the Trust in accordance with Section 3.4(g).
     3.11. Equality. Except as provided herein, all Units shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Unit shall be equal to each other Unit. The Managing Owner may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Unitholders.
ARTICLE IV
THE MANAGING OWNER
     4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.
     4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:
     (a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;
     (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;
     (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;
     (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;
     (e) To pay or authorize the payment of distributions to the Unitholders and expenses of the Trust;
     (f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust; and
     (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners; provided, that notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units (not including Units owned by the Managing Owner) is not obtained.
     4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:
     (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;
     (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

     (c) Retain independent public accountants to audit the accounts of the Trust;
     (d) Employ attorneys to represent the Trust;
     (e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;
     (f) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control;
     (g) enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Managing Owner thereunder;
     (h) receive from Participants and process properly submitted Purchase Order Subscription Agreements, as described in Section 3.3(a)(i);
     (i) in connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;
     (j) in connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Managing Owner has received the requisite Transaction Fee and the Trust has received the requisite Purchase Order Capital Contribution, as described in Section 3.3(c);
     (k) receive from Participants and process properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;
     (l) in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Units corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;
     (m) interact with the Depository as required; and
     (n) delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading advisors.
     4.4. General Prohibitions. The Trust shall not:
     (a) Invest proceeds received on the issuance or sale of Units in anything other than Master Fund Shares;
     (b) Reinvest distributions received in respect of Master Fund Shares;
     (c) Redeem Master Fund Shares other than to fund a redemption request by a Participant;

     (d) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person;
     (e) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA; or
     (f) Cause the Trust to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
     4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.
     4.6. Fiduciary Duty.
     (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.
     (b) Unless otherwise expressly provided herein:

     (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or
     (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.
     (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.
     4.7. Indemnification of the Managing Owner.
     (a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by the Managing Owner in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.
     (b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.
     (c) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
     (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if: (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.
     (e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.
     (f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.
     4.8. Expenses and Limitations Thereon.
     (a) (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during or prior to the Initial

Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 72 monthly payments during each of the first 72 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 72nd month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.
     (ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 72 monthly payments during each of the first 72 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Units during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 72nd month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.
     (iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of [2.50%] of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 72 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Trust to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed [0.50%] per annum of the Net Asset Value of the Trust as of the beginning of such month. Notwithstanding anything else contained herein, in the event the Managing Owner is removed pursuant to Section 8.2(d)(ii) hereof, all Organization and Offering Expenses shall be immediately repaid to the Managing Owner or arrangements for such payment shall be made to the satisfaction of the Managing Owner in its sole discretion.
     (iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, pre-paid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.
     (b) All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with: (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Managing Owner’s management fee described in Section 4.8(c) below and any ongoing licensing fees; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.
     (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.
     4.9. Compensation to the Managing Owner. The Managing Owner shall be entitled to compensation for its services as managing owner of the Trust as set forth in the Prospectus.
     4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

     4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to redemption of its Units at the Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.
     4.12. Authorization of Registration Statement. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.
     4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefore, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.
ARTICLE V
TRANSFERS OF UNITS
     5.1. General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of its Units or any part of its right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.
     5.2. Transfer of Managing Owner’s General Units.
     (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.
     (b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).
     (c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.
     5.3. Transfer of Limited Units. Beneficial Owners that are not DTC Participants may transfer Limited Units by instructing the DTC Participant or Indirect Participant holding the Limited Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Limited Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.
ARTICLE VI
DISTRIBUTIONS
     6.1. Distributions of Cash Received from the Master Fund Other than Redemption Proceeds. In the event the Trust receives any distributions of cash from the Master Fund other than from the Trust’s redemption of interests in the Master Fund, the Managing Owner shall cause the Trust to distribute such amounts to the Unitholders in accordance with their interests therein as promptly as practicable. Any such distributions shall be made in a manner that is in compliance with the Federal income tax rules applicable to partnerships and Treasury Regulation Section 1.704-1.
     6.2. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefore. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.
ARTICLE VII
REDEMPTIONS
     7.1. Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.
     (a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Managing Owner pursuant to Section 3.3(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Managing Owner (such request, a “Redemption Order”) in the manner specified in the procedures specified in the attachment to the Participant Agreement.
     (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.
     (c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.

     (d) By noon, New York time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, then the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by such Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Managing Owner’s account at the Depository by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time the Managing Owner has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.
     (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date: (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Beneficial Owners. The Managing Owner is not liable to any Person or in any way for any loss or damages that may result from any such suspension or postponement.
     (f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust in accordance with the Depository’s procedures.
     (g) Baskets may not be redeemed during the Initial Offering Period.
     7.2. Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII
THE LIMITED OWNERS
     8.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of its Capital Contribution plus its share of any Trust Estate in which such Limited Owner owns a Unit and the Trust’s remaining profits, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in its capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on its capital. By the purchase and acceptance or other lawful delivery and acceptance of Limited Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Limited Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.4.
     8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:
     (a) The Limited Owners shall have the right to obtain from the Managing Owner information regarding all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.3(a)(i). In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.3(a)(i), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit other remedies available to Limited Owners under U.S. federal or state law.
     (b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.
     (c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefore. In no event shall a Limited Owner be entitled to demand or receive property other than cash. No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.
     (d) Limited Owners holding Units representing at least a majority (over 50%) (except in the case of (ii) and (vii) below, in which case the Units must equal or exceed 75%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v) in each instance on sixty (60) days’ prior written notice.
     Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.
     8.3. Limitation on Liability.
     (a) Except as provided in Sections 4.7(f), and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.
     (b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because it is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.2 hereof).
     (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.7 and 3.8 hereof.
ARTICLE IX
BOOKS OF ACCOUNT AND REPORTS
     9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Limited Owner’s own cost) for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.
     9.2. Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.
     9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 30.
     9.4. Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time to time.
     9.5. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six (6) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s Federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus; and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.
     9.6. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.
ARTICLE X
FISCAL YEAR
     10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2006. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.
ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS
     11.1. Amendments to the Trust Agreement.
     (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of the Trust. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owner, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1.
     (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which: (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners; (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus; or (iii) the Managing Owner deems advisable; provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof: (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the Trust as a partnership for U.S. federal income tax purposes. Amendments to this Trust Agreement which adversely affect (i) the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.
     (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Trust’s status as a partnership will be respected for U.S. federal income tax purposes.
     (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.
     (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.
     (f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.
     (g) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.
     11.2. Meetings of the Trust. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of the Trust. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.
     11.3. Action without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, then the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance upon any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.
ARTICLE XII
TERM
     12.1. Term. The term for which the Trust is to exist commenced on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII
TERMINATION
     13.1. Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:
     (a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.
     (b) The occurrence of any event which would make unlawful the continued existence of the Trust.
     (c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.
     (d) The Trust becomes insolvent or bankrupt.
     (e) The Limited Owners holding Units representing at least a majority (over 75%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

     (f) The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $5 million.
     (g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.
     (h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the Trust.
     13.2. Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders; and (b) to the Managing Owner and each Limited Owner pro rata in accordance with its positive book capital account balance, less any amount owing by such Unitholder, after giving effect to any adjustments and any distributions theretofore made to the Unitholders.
     13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Managing Owner or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute.

Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.
ARTICLE XIV
POWER OF ATTORNEY
     14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers, directors and managers, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:
     (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;
     (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and
     (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.
     14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:
     (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;
     (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

     (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.
     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.
     14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
ARTICLE XV
MISCELLANEOUS
     15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (d) fees or other sums payable to trustees, officers, agents or employees of a trust; (e) the allocation of receipts and expenditures to income or principal; (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,”

and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
     15.2. Provisions In Conflict With Law or Regulations.
     (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant hereto; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.
     (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.
     15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.
     15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.
     15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.
     15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective

Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.
     15.7. No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Unitholders shall not have legal title to any part of the Trust Estate.
     15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.
     15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     15.10. Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to GreenHaven Commodity Services, LLC.
     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.
CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/ Name:
Title:
GREENHAVEN COMMODITY SERVICES, LLC,
as Managing Owner

By:	/s/ Name:
Title:
All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

By:	GREENHAVEN COMMODITY SERVICES, LLC,
as attorney-in-fact

By:	/s/ Name:
Title:

EXHIBIT A
CERTIFICATE OF TRUST
OF
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
     This Certificate of Trust of GreenHaven Continuous Commodity Index Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.)(the “Act”).
     1. Name. The name of the statutory trust formed by this Certificate of Trust is GreenHaven Continuous Commodity Index Fund.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are CSC Trust Company of Delaware, 2711 Centerville Road, Suite 210, Wilmington, DE 19808.
     3. Effective Date. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.
CSC TRUST COMPANY OF DELAWARE, not in its individual capacity but solely as Owner Trustee of the Trust

By:	/s/ Name:
Title:

EXHIBIT B
[FORM OF GLOBAL CERTIFICATE]
CERTIFICATE OF BENEFICIAL INTEREST
-Evidencing-
All Limited Units
-In-
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Units (“Units”), each of which represents a fractional undivided unit of beneficial interest in GreenHaven Continuous Commodity Index Fund (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on October___, 2006, and a Declaration of Trust and Trust Agreement, dated as of October ___, 2006, by and among GreenHaven Commodity Services, LLC, a Delaware limited liability company, as managing owner, CSC Trust Company of Delaware, a Delaware corporation, as trustee, and the unitholders from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.
     At any given time this Certificate shall represent all limited units of beneficial interest in the Trust, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.
     Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

     The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.
     The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.
     The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.
     The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Managing Owner with the consent of the Beneficial Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Beneficial Owners; provided, however that the Managing Owner may, without the approval of the Beneficial Owners, make such amendments to the Trust Agreement which: (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner in the Trust Agreement, for the benefit of the Beneficial Owners; (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus; or (iii) the Managing Owner deems advisable; provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof: (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Managing Owner’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of Profits and Losses among the Beneficial Owners or between the Beneficial Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Trust as a partnership for U.S. federal income tax purposes. Any such consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.
     The Trust Agreement, and this Certificate, is executed and delivered by GreenHaven Commodity Services, LLC, as managing owner, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by GreenHaven Commodity Services, LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on GreenHaven Commodity Services, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.
     This Certificate shall not become valid or binding for any purpose until properly executed by the Managing Owner pursuant to the Trust Agreement.
     Terms not defined herein have the same meaning as in the Trust Agreement.
     IN WITNESS WHEREOF, GreenHaven Commodity Services, LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.
GreenHaven Commodity Services LLC,
     as managing owner

By:
Authorized Officer

Date:	, 2006

EXHIBIT C
[FORM OF PARTICIPANT AGREEMENT]

EXHIBIT B
PRIVACY NOTICE
     At GreenHaven Continuous Commodity Index Fund (the “Fund”), we recognize the importance of protecting the privacy of our Members. The Fund and the Managing Owner have policies in place that help to maintain the confidentiality and security of our Members’ nonpublic personal information.
Categories Of Information We May Collect
     In the normal course of business, we may collect the following types of nonpublic personal information from Members who are natural persons:
•	Information you provide in the subscription documents and supplemental forms (including name, address, income and other financial-related information)

•	Data about your transactions with us (such as your account status)
How We Use Your Information That We Collect
     Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the Members who are natural persons, including any information provided by such Members in any supplemental forms, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without providing prior notice to such Members. In the normal course of business, we may disclose the kinds of nonpublic personal information listed above to nonaffiliated third party service providers involved in servicing and administering products and services on our behalf. Such service providers may include, but are not limited to, the Fund’s trustee, administrator, custodian, futures commission merchant, auditor and the legal advisors of the Fund. Those third parties also understand the need to treat all data shared with them in the strictest of confidence and will not discuss or disseminate your nonpublic personal information to anyone. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by law, including without limitation, the disclosure that may be required by the Uniting and Strengthening America Act by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the rules and regulations promulgated thereunder. In addition, if the Fund chooses to dispose of any Member’s nonpublic personal information that the Fund is not legally bound to maintain, then the Fund will do so in a manner that reasonably protects such information from unauthorized access.
     The same privacy policy will also apply to all former customers who are natural persons.
CONFIDENTIALITY AND SECURITY
     Under our Privacy Policy, we restrict access to your nonpublic personal information to those employees and agents who need to know that information in order to provide products or services to you. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information. In addition, if the Fund chooses to dispose of any of a Member’s nonpublic personal information that the Fund is not legally bound to maintain, then the Fund will do so in a manner that reasonably protects such information from unauthorized access. For questions about our privacy policy, please contact the Managing Owner.

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PART TWO
STATEMENT OF ADDITIONAL INFORMATION
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Shares of Beneficial Interest
This is a speculative investment which involves the risk of loss. Past performance is not necessarily indicative of future results. See “The Risks You Face” beginning at page 17 in Part One.
THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION
November __, 2006
Greenhaven Commodity Services LLC
Managing Owner

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     THE FUTURES MARKETS
     Futures Contracts
     Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2007 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2007 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.
     Hedgers and Speculators
     The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
     Futures Exchanges
     Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.
     Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an

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insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.
     Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “The Risk You May Face—Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.”
     Speculative Position Limits
     The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.
     Daily Limits
     Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You May Face—Possible Illiquid Markets May Exacerbate Losses.”
     Regulations
     Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)
     The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect

3

to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.
     The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.
     The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
     Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.
     Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).
     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.
     Margin
     “Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.
     Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

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     Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.
     PART II
     Information Not Required in Prospectus
     Item 13. Other Expenses of Issuance and Distribution.
     The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate
Amount
Securities and Exchange Commission Registration Fee
National Association of Securities Dealers, Inc. Filing Fee
Printing Expenses
Fees of Certified Public Accountants
Fees of Counsel
Miscellaneous Offering Costs
Total
     Item 14. Indemnification of Directors and Officers.
     Section 4.7 of the Declaration of Trust and Trust Agreement of each of the Fund and the Master Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Declaration of Trust and Trust Agreement) shall be indemnified by the Fund or the Master Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund or the Master Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund or the Master Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund or the Master Fund, as the case may be, and such liability or loss was not the result of negligence, misconduct, or a breach of the Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust and Trust Agreement shall be from assets of the Fund or the Master Fund, as the case may be.
     Item 15. Recent Sales of Unregistered Securities.
     (a) Securities Sold.
     The Master Fund are recently formed vehicles, as such there have been no prior sales.

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     Item 16. Exhibits and Financial Statement Schedules.
     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:
     (a) Exhibits. The following exhibits are filed herewith:

Exhibit
No.	Description of Document
3.1	Declaration of Trust Agreement of the Registrant (as attached to the Prospectus as Exhibit A-1).

3.2	Declaration of Trust Agreement of the Co-Registrant (as attached to the Prospectus as Exhibit A-2).

Form of Participation Agreement*

Form of Privacy Notice (as attached to the Prospectus as Exhibit B)

Opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP as to legality*

Opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP as to income tax matters*

Form of Administration Agreement*

Form of Global Custody Agreement*

Form of Transfer Agency and Service Agreement*

Form of Distribution Services Agreement*

Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP *

Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP as tax counsel*

*	To be filed by Amendment.
     (b) At this time, no financial statements are included in the Prospectus. In a subsequent filing, we will file the appropriate financial statements.
     Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§ 239.13 of this chapter) or Form F–3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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     (ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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     SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant have duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on the 28th day of March, 2007.
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By Greenhaven Commodity Services LLC, its Managing Owner

By:	/s/ Ashmead Pringle
Name:	Ashmead Pringle
Title:	Chief Executive Officer
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
By Greenhaven Commodity Services LLC, its Managing Owner

By:	/s/ Ashmead Pringle
Name:	Ashmead Pringle
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.
Greenhaven Commodity Services LLC
Managing Owner of Registrant and Co-Registrant

By:	/s/ Ashmead Pringle
Name:	Ashmead Pringle
Title:	Chief Executive Officer
Date:	March 28, 2007

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